                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 99.3

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                                 PAGE NUMBER
                                                                                                                 -----------
Audited Financial Statements..................................................................................       F-1
  Report of Independent Registered Public Accounting Firm -- Ernst & Young LLP................................       F-2
  Consolidated Balance Sheets -- March 31, 2004 and 2003......................................................       F-3
  Consolidated Statements of Operations -- Years Ended March 31, 2004, 2003 and 2002..........................       F-4
  Consolidated Statements of Shareholders' Equity -- Years Ended March 31, 2004, 2003 and 2002................       F-5
  Consolidated Statements of Cash Flows -- Years Ended March 31, 2004, 2003 and 2002..........................       F-6
  Notes to Audited Consolidated Financial Statements..........................................................       F-7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of Lions Gate Entertainment Corp.

We have audited the accompanying consolidated balance sheets of Lions Gate Entertainment Corp. as of March 31, 2004 and 2003, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended March 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Lions Gate Entertainment Corp. at March 31, 2004 and 2003, and the consolidated results of its operations and its cash flows for each of the three years in the period ended March 31, 2004, in conformity with U.S. generally accepted accounting principles.

                                                           /s/ ERNST & YOUNG LLP

Los Angeles, California
June 28, 2004

                         LIONS GATE ENTERTAINMENT CORP.

                           CONSOLIDATED BALANCE SHEETS

                                                                                                MARCH 31, 2004  MARCH 31, 2003
                                                                                                --------------  --------------
                                                                                                   (ALL AMOUNTS IN THOUSANDS,
                                                                                                      EXCEPT SHARE AMOUNTS)
ASSETS
Cash and cash equivalents ....................................................................     $   7,089      $   6,851
Accounts receivable, net of reserve for video returns and other allowances of $55,146 (2003 --
  $11,364) and provision for doubtful accounts of $11,702 (2003 -- $7,149) ...................       129,245         68,671
Investment in films and television programs ..................................................       406,170        177,689
Property and equipment .......................................................................        29,661         28,309
Goodwill .....................................................................................       166,804         32,327
Other assets .................................................................................        23,714         26,844
                                                                                                   ---------      ---------
                                                                                                   $ 762,683      $ 340,691
                                                                                                   =========      =========
LIABILITIES
Bank loans ...................................................................................     $ 326,174      $ 125,345
Accounts payable and accrued liabilities .....................................................       129,724         33,798
Film obligations .............................................................................       114,068         67,383
Production loans .............................................................................            --          1,273
Subordinated notes ...........................................................................        65,000             --
Debt .........................................................................................        19,041         24,586
Deferred revenue .............................................................................        38,932         16,019
Deferred taxes ...............................................................................            --            624
Minority interests ...........................................................................           135             --
                                                                                                   ---------      ---------
                                                                                                     693,074        269,028
Redeemable preferred shares, 200,000,000 shares authorized, issued in series, including 1,000,000 Series A (nil and 11,830 shares issued and outstanding),
  (liquidation preference nil and $30,167) ...................................................            --         28,031
                                                                                                   ---------      ---------
Commitments and Contingencies
SHAREHOLDERS' EQUITY
Common shares, no par value, 500,000,000 shares authorized, 93,615,896 and 43,231,921 shares
  issued and outstanding .....................................................................       280,501        159,549
Series B preferred shares (10 shares issued and outstanding) .................................            --             --
Accumulated deficit ..........................................................................      (203,507)      (108,350)
Accumulated other comprehensive loss .........................................................        (7,385)        (7,567)
                                                                                                   ---------      ---------
                                                                                                      69,609         43,632
                                                                                                   ---------      ---------
                                                                                                   $ 762,683      $ 340,691
                                                                                                   =========      =========

                             See accompanying notes.

                         LIONS GATE ENTERTAINMENT CORP.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                   YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                                                 MARCH 31, 2004  MARCH 31, 2003  MARCH 31, 2002
                                                                                 --------------  --------------  --------------
                                                                                            (ALL AMOUNTS IN THOUSANDS,
                                                                                             EXCEPT PER SHARE AMOUNTS)
REVENUES ......................................................................     $ 375,910       $ 264,914      $ 234,770
EXPENSES:
  Direct operating ............................................................       181,298         133,922        133,051
  Distribution and marketing ..................................................       207,045          87,403         73,763
  General and administration ..................................................        42,826          29,267         32,034
  Severance and relocation costs ..............................................         5,575              --             --
  Write-down of other assets ..................................................        11,686              --             --
  Depreciation ................................................................         3,198           1,846          1,492
                                                                                    ---------       ---------      ---------
   Total expenses .............................................................       451,628         252,438        240,340
                                                                                    ---------       ---------      ---------
OPERATING INCOME (LOSS) .......................................................       (75,718)         12,476         (5,570)
                                                                                    ---------       ---------      ---------
OTHER EXPENSES (INCOME):
  Interest ....................................................................        14,042           8,934          8,435
  Interest rate swaps mark-to-market ..........................................          (206)          3,163             --
  Other expenses ..............................................................            --              --          1,351
  Minority interests ..........................................................            --              --             91
                                                                                    ---------       ---------      ---------
     Total other expenses, net ................................................        13,836          12,097          9,877
                                                                                    ---------       ---------      ---------
INCOME (LOSS) BEFORE ITEMS RELATED TO EQUITY METHOD INVESTEES AND INCOME TAXES        (89,554)            379        (15,447)
Write-down of equity interests ................................................            --              --         24,052
Gain on dilution of equity interests ..........................................            --              --         (2,186)
Gain on sale of equity interests ..............................................            --          (2,131)            --
Other equity interests ........................................................         2,169           2,112          6,019
                                                                                    ---------       ---------      ---------
INCOME (LOSS) BEFORE INCOME TAXES .............................................       (91,723)            398        (43,332)
Income tax provision (benefit) ................................................           373           1,821            (61)
                                                                                    ---------       ---------      ---------
NET LOSS ......................................................................       (92,096)         (1,423)       (43,271)
Modification of warrants ......................................................        (2,031)             --             --
Dividends on Series A preferred shares ........................................          (387)         (1,584)        (1,592)
Accretion and amortization on Series A preferred shares .......................          (643)         (1,383)        (1,323)
                                                                                    ---------       ---------      ---------
NET LOSS AVAILABLE TO COMMON SHAREHOLDERS .....................................     $ (95,157)      $  (4,390)     $ (46,186)
                                                                                    =========       =========      =========
BASIC AND DILUTED LOSS PER COMMON SHARE .......................................     $   (1.35)      $   (0.10)     $   (1.08)
                                                                                    =========       =========      =========

                             See accompanying notes.

                         LIONS GATE ENTERTAINMENT CORP.

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY


                                                               SERIES B                                     ACCUMULATED
                                    COMMON SHARES           PREFERRED SHARES                                   OTHER
                                 ----------------------    ------------------   ACCUMULATED  COMPREHENSIVE COMPREHENSIVE
                                   NUMBER      AMOUNT      NUMBER      AMOUNT     DEFICIT        LOSS           LOSS       TOTAL
                                 ----------   ---------    ------      ------   -----------  ------------- ------------- ----------
                                                        (ALL AMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
Balance at March 31, 2001 .....  42,296,838   $ 157,414        10      $   --    $ (57,774)                 $  (5,838)    $  93,802
Conversion of Series A
 preferred shares .............     648,000       1,652                                                                       1,652
Exercise of stock options .....      87,083         137                                                                         137
Issued pursuant to share
 bonus plan ...................     200,000         346                                                                         346
Dividends on Series A
 preferred shares .............                                                     (1,592)                                  (1,592)
Accretion and amortization on
 Series A preferred shares ....                                                     (1,323)                                  (1,323)
Comprehensive income (loss):
  Net loss ....................                                                    (43,271)     $(43,271)                   (43,271)
  Foreign currency
   translation adjustments ....                                                                   (1,759)       (1,759)      (1,759)
  Unrealized loss on
   securities .................                                                                     (259)         (259)        (259)
                                                                                                --------
  Comprehensive loss                                                                            $(45,289)                       --
                                 ----------   ---------    ------      ------    ---------      --------     ---------    ---------
Balance at March 31, 2002 .....  43,231,921   $ 159,549        10      $   --    $(103,960)                  $  (7,856)   $  47,733
Dividends on Series A
 preferred shares .............                                                     (1,584)                                  (1,584)
Accretion and amortization on
 Series A preferred shares ....                                                     (1,383)                                  (1,383)
Comprehensive income (loss):
  Net loss ....................                                                     (1,423)     $ (1,423)                    (1,423)
  Foreign currency
   translation adjustments ....                                                                       62            62           62
  Unrealized gain on
   securities .................                                                                      227           227          227
                                                                                                --------
  Comprehensive loss                                                                            $ (1,134)                        --
                                 ----------   ---------    ------      ------    ---------      --------     ---------    ---------
Balance at March 31, 2003 .....  43,231,921   $ 159,549        10      $   --    $(108,350)                  $  (7,567)   $  43,632
Issuance of common shares .....  44,951,056     103,176                                                                     103,176
Exercise of stock options .....     955,562       2,609                                                                       2,609
Exercise of warrants ..........     275,400       1,377                                                                       1,377
Modification of stock options..          --       1,740                                                                       1,740
Modification of warrants ......          --       2,031                             (2,031)                                      --
Redemption of Series A ........
 preferred shares .............          --         566                                                                         566
Conversion of Series A ........
 preferred shares .............   4,201,957       9,453                                                                       9,453
Dividends on Series A
 preferred shares .............                                                       (387)                                    (387)
Accretion and amortization on..
 Series A preferred shares ....                                                       (643)                                    (643)
Comprehensive income (loss):
  Net loss ....................                                                    (92,096)     $(92,096)                   (92,096)
  Foreign currency
   translation adjustments ....                                                                     (440)         (440)        (440)
  Unrealized gain on foreign
   exchange contracts .........                                                                      622           622          622
                                                                                                --------
  Comprehensive loss                                                                            $(91,914)                        --
                                 ----------   ---------    ------      ------    ---------      --------     ---------    ---------
Balance at March 31, 2004 .....  93,615,896   $ 280,501        10      $   --    $(203,507)                  $  (7,385)   $  69,609
                                 ==========   =========    ======      ======    =========                   =========    =========

                             See accompanying notes.

                         LIONS GATE ENTERTAINMENT CORP.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                    YEAR ENDED        YEAR ENDED       YEAR ENDED
                                                                                  MARCH 31, 2004    MARCH 31, 2003   MARCH 31, 2002
                                                                                 ---------------    --------------   ---------------
                                                                                              (ALL AMOUNTS IN THOUSANDS)
OPERATING ACTIVITIES:
Net loss.......................................................................   $    (92,096)     $     (1,423)       $ (43,271)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
   Depreciation of property and equipment......................................          3,198             1,846            1,492
   Amortization of deferred financing costs....................................          4,073             1,572            1,177
   Amortization of films and television programs...............................        136,082           106,435          105,418
   Modification of stock options...............................................          1,740                --               --
   Relocation costs............................................................          2,131                --               --
   Write-down of other assets..................................................         11,686                --               --
   Interest rate swaps mark-to-market..........................................           (206)            3,163               --
   Other expenses..............................................................             --                --            1,351
   Minority interests..........................................................             --                --               91
   Gain on sale of equity interests............................................             --            (2,131)              --
   Gain on dilution of equity interests........................................             --                --           (2,186)
   Write-down of equity interests..............................................             --                --           24,052
   Other equity interests......................................................          2,169             2,112            6,019
Changes in operating assets and liabilities, excluding the effects of acquisitions:
   Accounts receivable.........................................................        (17,249)           19,465            2,710
   Increase in investment in films and television programs.....................       (192,098)         (128,640)        (139,053)
   Other assets................................................................          6,913            (7,765)          (2,290)
   Accounts payable and accrued liabilities....................................         14,197            (7,297)           2,250
   Film obligations............................................................          1,818            26,015           (3,193)
   Deferred revenue............................................................          3,258             4,138            5,012
   Deferred taxes..............................................................         (2,027)              --            (1,317)
                                                                                  ------------      ------------        ---------
NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES......................       (116,411)           17,490          (41,738)
                                                                                  ------------      ------------        ---------
FINANCING ACTIVITIES:
Issuance of common shares......................................................        107,162                --              137
Redemption of Series A preferred shares........................................        (18,090)               --               --
Dividends paid on Series A preferred shares....................................           (387)           (1,584)            (883)
Financing fees paid............................................................        (11,402)             (166)          (1,239)
Increase in subordinated notes, net of issue costs.............................         56,347                --               --
Increase (decrease) in bank loans..............................................        143,033           (16,069)          42,166
Proceeds from production loans.................................................            505             9,564            5,490
Repayment of production loans..................................................         (1,778)          (13,782)          (5,552)
Proceeds from debt.............................................................         16,148             3,742            1,103
Repayment of debt..............................................................        (24,367)           (4,553)          (1,034)
                                                                                  ------------      ------------        ---------
NET CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES......................        267,171           (22,848)          40,188
                                                                                  ------------      ------------        ---------
INVESTING ACTIVITIES:
Cash received from investment in Mandalay Pictures, LLC........................             --             6,634            5,362
Acquisition of Eaton Entertainment, LLC, net of cash acquired..................             --                --              472
Acquisition of Artisan Entertainment Inc., net of cash acquired................       (148,870)               --               --
Purchase of property and equipment.............................................           (860)           (1,794)          (3,210)
                                                                                  ------------      ------------        ---------
NET CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES......................       (149,730)            4,840            2,624
                                                                                  ------------      ------------        ---------
NET CHANGE IN CASH AND CASH EQUIVALENTS........................................          1,030              (518)           1,074
FOREIGN EXCHANGE EFFECT ON CASH................................................           (792)              859           (1,216)
CASH AND CASH EQUIVALENTS -- BEGINNING OF YEAR.................................          6,851             6,510            6,652
                                                                                  ------------      ------------        ---------
CASH AND CASH EQUIVALENTS -- END OF YEAR.......................................   $      7,089      $      6,851        $   6,510
                                                                                  ============      ============        =========

                             See accompanying notes.

                         LIONS GATE ENTERTAINMENT CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS

      Lions Gate Entertainment Corp. ("the Company" or "Lions Gate") is a fully integrated entertainment company engaged in the development, production and distribution of feature films, television series, television movies and mini-series, non-fiction programming and animated programming, as well as the management of Canadian-based studio facilities and until fiscal 2002 management services provided to Canadian limited partnerships. As an independent distribution company, the Company also acquires distribution rights from a wide variety of studios, production companies and independent producers.

      On December 15, 2003, the Company acquired Film Holdings Co., the parent company of Artisan Entertainment Inc. ("Artisan") as described in note 13. The acquisition is included in the consolidated balance sheet and all operating results and cash flows have been included in the consolidated statements of operations and cash flows from the acquisition date through March 31, 2004.

2. SIGNIFICANT ACCOUNTING POLICIES

   (a) GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

      These consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") which conforms, in all material respects, with the accounting principles generally accepted in Canada ("Canadian GAAP"), except as described in note 20. The Canadian dollar and the U.S. dollar are the functional currencies of the Company's Canadian and U.S. based businesses, respectively.

      Effective April 1, 2002, the Company adopted the United States dollar as its reporting currency as a substantial component of its operations are domiciled in the United States and the dominant market for trading volume of its common shares was on the American Stock Exchange. Prior to April 1, 2002, the Company's consolidated financial statements were presented in Canadian dollars. These consolidated financial statements and those amounts previously reported in Canadian dollars have been translated from Canadian dollars to United States dollars by translating the assets and liabilities at the rate in effect at the respective balance sheet dates and revenues and expenses at the average rate for the reporting periods. Any resulting translation foreign exchange gains and losses are recorded as accumulated other comprehensive income (loss), a separate component of shareholders' equity. The functional currencies of each of the Company's operations in the United States and Canada are unchanged.

      On March 29, 2004, the new British Columbia Business Corporations Act came into force, which allows the Company to prepare its financial statements either under Canadian or U.S. GAAP. The Company elected to prepare financial statements under U.S. GAAP commencing April 1, 2004. Prior to April 1, 2004, the Company's consolidated financial statements were prepared under Canadian GAAP. These consolidated financial statements, including amounts presented in prior years, have been converted to U.S. GAAP. The Company must disclose and quantify material differences with Canadian GAAP in its interim and annual financial statements for the next two fiscal years from April 1, 2004.

   (b) PRINCIPLES OF CONSOLIDATION

      The accompanying consolidated financial statements of the Company include the accounts of Lions Gate and all of its majority-owned and controlled subsidiaries, with a provision for minority interests. The Company reviews its relationships with other entities to identify whether it is the primary beneficiary of a variable interest entity ("VIE"). If the determination is made that the Company is the primary beneficiary, then the entity is consolidated in accordance with Financial Accounting Standards Board ("FASB") Interpretation No. ("FIN") 46, "Consolidation of Variable Interest Entities. FIN 46 is effective for periods ending after March 15, 2004.

      Investments in which the Company exercises significant influence, but does not control, are accounted for using the equity method of accounting. Investments in which there is no significant influence are accounted for using the cost method of accounting.

      All significant intercompany balances and transactions have been eliminated on consolidation.

      Acquisitions of controlled entities are accounted for using the purchase method of accounting.

   (c) REVENUE RECOGNITION

                         LIONS GATE ENTERTAINMENT CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      Revenue from the sale or licensing of films and television programs is recognized upon meeting all recognition requirements of SoP 00-2. Revenue from the theatrical release of feature films is recognized at the time of exhibition based on the Company's participation in box office receipts. Revenue from the sale of videocassettes and digital video disks ("DVDs") in the retail market, net of an allowance for estimated returns and other allowances, is recognized on the later of shipment to the customer or "street date" when it is available for sale by the customer. Under revenue sharing arrangements, rental revenue is recognized when the Company is entitled to receipts and such receipts are determinable. Revenues from television licensing are recognized when the feature film or television program is available to the licensee for telecast. For television licenses that include separate availability "windows" during the license period, revenue is allocated over the "windows". Revenue from sales to international territories are recognized when the feature film or television program is available to the distributor for exploitation and no conditions for delivery exist, which under most sales contracts requires that full payment has been received from the distributor. For multiple media rights contracts with a fee for a single film or television program where the contract provides for media holdbacks, the fee is allocated to the various media based on management's assessment of the relative fair value of the rights to exploit each media and is recognized as each holdback is released. For multiple-title contracts with a fee, the fee is allocated on a title-by-title basis, based on management's assessment of the relative fair value of each title.

      Rental revenue from short-term operating leases of studio facilities is recognized over the term of the lease. Until fiscal 2002, the Company earned fees from management services provided to Canadian limited partnerships, whose purpose is to assist in the financing of films produced in Canada. These fees were recognized as revenue when the financing was completed.

      Cash payments received are recorded as deferred revenue until all the conditions of revenue recognition have been met. Long-term, non-interest bearing receivables are discounted to present value. At March 31, 2004, $15.9 million of accounts receivable mature beyond one year. The accounts receivable mature as follows: $7.7 million in fiscal 2006, $0.9 million in fiscal 2007, $3.4 million in fiscal 2008, $1.9 million in fiscal 2009 and $2.0 million in fiscal 2010.

   (d) CASH AND CASH EQUIVALENTS

      Cash and cash equivalents include cash and highly liquid debt investments with original maturities of ninety days or less when purchased, which are carried at the lower of cost and fair market value. There were no restricted cash balances at March 31, 2004 and 2003.

   (e) INVESTMENT IN FILMS AND TELEVISION PROGRAMS

      Investment in films and television programs includes the unamortized costs of completed films and television programs which have been produced by the Company or for which the Company has acquired distribution rights, libraries acquired as part of acquisitions of companies, films and television programs in progress and in development and home video product inventory.

      For films and television programs produced by the Company, capitalized costs include all direct production and financing costs, capitalized interest and production overhead. For acquired films and television programs, these capitalized costs consist of minimum guarantee payments to acquire the distribution rights.

      Costs of acquiring and producing films and television programs and of acquired libraries are amortized using the individual-film-forecast method, whereby these costs are amortized and participation and residual costs are accrued in the proportion that current year's revenue bears to management's estimate of ultimate revenue at the beginning of the current year expected to be recognized from the exploitation, exhibition or sale of the films or television programs.

      Ultimate revenue includes estimates over a period not to exceed ten years following the date of initial release or from the date of delivery of the first episode for episodic television series. For titles included in acquired libraries, ultimate revenue includes estimates over a period not to exceed twenty years following the date of acquisition.

      Investment in films and television programs is stated at the lower of amortized cost or estimated fair value on an individual film basis. The valuation of investment in films and television programs is reviewed on a title-by-title basis, when an event or change in circumstances indicate that the fair value of a film or television program is less than its unamortized cost. The fair value of the film or television program is determined using management's future revenue and cost estimates and a discounted cash flow approach. Additional amortization is recorded in the amount by which the unamortized costs exceed the estimated fair value of the film or television program. Estimates of future revenue involve measurement uncertainty and it is therefore possible that reductions in the

                         LIONS GATE ENTERTAINMENT CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

carrying value of investment in films and television programs may be required as a consequence of changes in management's future revenue estimates.

      Films and television programs in progress include the accumulated costs of productions, which have not yet been completed by the Company.

      Films and television programs in development include costs of acquiring film rights to books, stage plays or original screenplays and costs to adapt such projects. Such costs are capitalized and, upon commencement of production, are transferred to production costs. Projects in development are written off at the earlier of the date determined not to be recoverable or when abandoned, or three years from the date of the initial investment.

      Home video product inventory consists of videocassettes and DVDs and are stated at the lower of cost or market value.

   (f) PROPERTY AND EQUIPMENT

      Property and equipment is carried at cost less accumulated depreciation. Depreciation is provided for using the following rates and methods:

Buildings..............................................     25 years straight-line
Computer equipment and software........................     2 - 4 years straight-line and 30% declining balance
Automobiles............................................     30% declining balance
Furniture and equipment................................     2 - 10 years straight-line and 20%-30% declining balance
Leasehold improvements.................................     Over the lease term or the useful life, whichever is shorter

      Equipment under capital lease is amortized using the above rates.

      The Company periodically reviews and evaluates the recoverability of property and equipment. Where applicable, estimates of net future cash flows, on an undiscounted basis, are calculated based on future revenue estimates, if appropriate and where deemed necessary, a reduction in the carrying amount is recorded.

   (g) GOODWILL

      Beginning April 1, 2001, the Company early-adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets". Early adoption was permitted for companies with their fiscal year beginning on or after March 15, 2001, provided the first interim period financial statements had not been previously issued. Under SFAS 142, goodwill is no longer amortized but is reviewed annually within each fiscal year, or more frequently if impairment indicators arise, for impairment, unless certain criteria have been met. At April 1, 2001, September 30, 2001, December 31, 2002 and December 31, 2003 the Company completed impairment tests required by comparing the fair value of each of the reporting units to its carrying value including goodwill and determined that the recognition of impairment losses was not necessary. Goodwill is also required to be tested for impairment between the annual tests if an event occurs or circumstances change that indicate it is more-likely-than-not that the fair value of a reporting unit is less than its carrying value.

   (h) OTHER ASSETS

      Other assets include intangible assets, deferred print costs, an interest bearing convertible promissory note, deferred debt financing costs, equity investments and prepaid expenses.

      Intangible Assets. Intangible assets acquired in connection with the purchase of Artisan are amortized over their estimated useful lives of two to four years from the date of acquisition. These intangible assets will be subject to periodic impairment tests.

      Prints, Advertising and Marketing Expenses. The cost of film prints are expensed upon theatrical release and are included in operating expenses. The costs of advertising and marketing expenses are expensed as incurred. Advertising expenses for the year ended March 31, 2004 were $109.8 (2003 -- $46.3 million, 2002 -- $45.0 million) which were recorded as distribution and marketing expenses.

                         LIONS GATE ENTERTAINMENT CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      Debt Financing Costs. Amounts incurred in connection with obtaining debt financing are deferred and amortized, as a component of interest expense, over the term to maturity of the related debt obligation.

      Equity Method Investees. Other investments include companies, which are accounted for using the equity method. The Company's equity method investees are periodically reviewed to determine whether there has been a loss in value that is other than a temporary decline. Estimates of net future cash flows on an undiscounted basis are used to assess whether there is a loss in value. Amounts recorded in the statement of operations related to equity method investees include gain on sale of equity interest, gain on dilution of equity interests, write-down of equity interests and other equity interests. For further discussion of these items refer to note 5.

   (i) INCOME TAXES

      Income taxes are accounted for using SFAS No. 109, "Accounting for Income Taxes." SFAS 109 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred assets based upon the likelihood of realization of tax benefits in future years. Under this method, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowances are established when management determines that it is more likely than not that some portion or all of the deferred tax asset will not be realized. The financial effect of changes in tax laws or rates is accounted for in the period of enactment. The subsequent realization of net operating loss and general business credit carry forwards acquired in acquisitions accounted for using the purchase method of accounting is recorded as a reduction of goodwill.

   (j) GOVERNMENT ASSISTANCE

      The Company has access to government programs that are designed to assist film and television production and distribution in Canada.

      Prior to April 1, 2003, all federal and provincial refundable tax credits earned were included in revenues when the qualifying expenditures had been incurred provided that there was reasonable assurance that the credits will be realized. Tax credits earned with respect to expenditures on new productions commenced after April 1, 2003 are included as an offset to investment in films and television programs when the qualifying expenditures have been incurred provided that there is reasonable assurance that the credits will be realized (refer to note 15). This difference in treatment does not have a significant impact on the consolidated financial statements for the periods presented.

      Government assistance received with respect to the acquisition of distribution rights is recorded as a reduction of investment in films and television programs. Amounts received are repayable on a title-by-title basis once the title has achieved cash break-even to the extent of profit earned on that title. There are no fixed repayment terms, no interest payments and no claims on any assets of the Company or for the recovery of the amount invested, other than those that might be repayable out of future distribution revenue attached to the film rights. To the extent an individual film does not perform to pre-agreed levels, no amounts are repayable by the Company. Government assistance toward distribution and marketing expenses is recorded as a reduction of those expenses.

   (k) FOREIGN CURRENCY TRANSLATION

      Monetary assets and liabilities denominated in currencies other than the functional currency are translated at exchange rates in effect at the balance sheet date. Resulting unrealized translation gains and losses are included in the consolidated statement of operations.

      Foreign company assets and liabilities in foreign currencies are translated into United States dollars at the exchange rate in effect at the balance sheet date. Foreign company revenue and expense items are translated at the average rate of exchange for the year. Gains or losses arising on the translation of the accounts of foreign companies are included in accumulated other comprehensive income (loss), a separate component of shareholders' equity.

   (l) DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

      Derivative financial instruments are used by the Company in the management of its foreign currency and interest rate exposures. The Company's policy is not to use derivative financial instruments for trading or speculative purposes.

                         LIONS GATE ENTERTAINMENT CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      The Company enters into interest rate swap contracts in order to reduce the impact of fluctuating interest rates on its interest-bearing debt. These swap contracts require the periodic exchange of the difference between fixed-rate, generally the same rate being paid on the Company's underlying debt obligations, and floating-rate interest amounts calculated based on the notional principal amount of the swap contract, which are recorded as interest expense. The related amount payable to or receivable from counterparties is included as an adjustment to interest payable or receivable. The Company evaluates whether the interest rate swap contracts qualify for hedge accounting at the inception of the contract. The fair value of the swap contracts are reflected as an asset or liability on the consolidated balance sheet. Changes in the fair value of the swap contracts that are effective hedges are reflected in accumulated other comprehensive income (loss), a separate component of shareholders' equity and changes in the fair value of the swap contracts that are ineffective hedges are reflected in the consolidated statement of operations. The interest rate swap contracts entered into by the Company do not qualify for hedge accounting and accordingly the changes in the fair value of the swaps are recorded in the consolidated statement of operations.

      The Company enters into forward foreign exchange contracts to hedge its foreign currency exposures on future production expenses denominated in Canadian dollars. The Company evaluates whether the foreign exchange contracts qualify for hedge accounting at the inception of the contract. The fair value of the forward exchange contracts are recorded on the consolidated balance sheet. Changes in the fair value of the foreign exchange contracts that are effective hedges are reflected in accumulated other comprehensive income (loss), a separate component of shareholders' equity and changes in the fair value of foreign exchange contracts that are ineffective hedges are reflected in the consolidated statement of operations. Gains and losses realized upon settlement of the foreign exchange contracts are amortized to the consolidated statement of operations on the same basis as the production expenses being hedged. The foreign exchange contracts entered into by the Company are considered effective cash flow hedges and accordingly the changes in the fair value of the foreign exchange contracts are included in accumulated other comprehensive income
(loss), a separate component of shareholders' equity until realized.

   (m) STOCK-BASED COMPENSATION

      The Company elected to use the intrinsic value method in accounting for stock based compensation set forth in APB No. 25, "Accounting for Stock Issued to Employees." In accordance with SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure -- an amendment of SFAS No. 123" disclosures are required about the costs of stock based compensation awards using the fair value method for companies that elect to use the intrinsic value method. (Refer to note 12(c)).

      The Company has elected to use the intrinsic value method in accounting for stock based compensation. In accordance with SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure -- an amendment of SFAS No. 123." The following pro forma disclosures are provided about the costs of stock based compensation awards using the fair value method.

      The weighted average estimated fair value of each stock option granted in the year ended March 31, 2004 was $0.86 (2003 -- $0.58, 2002 - $0.85). The total stock compensation expense for disclosure purposes for the year ended March 31, 2004, based on the fair value of the stock options granted, would be $1.6 million (2003 -- $1.7 million, 2002 - $2.5 million) and the fair value of stock option modifications would be $0.9 million (2003 - nil, 2002 - nil).

      For disclosure purposes the fair value of each stock option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for stock options granted: a dividend yield of 0%, expected volatility of 30% (2003 -- 30%, 2002 - 50%), risk-free interest rate of 3.8 % (2003 -- 2.6%, 2002 - 2.0%) and expected life of five years.

      The following pro forma basic loss per common share includes stock-based compensation expense for stock options issued and modified, as described above:

                                                                                   YEAR ENDED        YEAR ENDED         YEAR ENDED
                                                                                 MARCH 31, 2004    MARCH 31, 2003     MARCH 31, 2002
                                                                                ---------------    --------------     --------------
                                                                                               (AMOUNTS IN THOUSANDS,
                                                                                             EXCEPT PER SHARE AMOUNTS)
Numerator:
  Net loss available to common shareholders ..............................         $(95,157)          $(4,390)            $(46,186)
  Less: stock compensation expense calculated using intrinsic value method            1,740                --                   --
  Add: stock compensation expense for options issued and modified
   calculated using the fair value method ................................           (2,460)           (1,688)              (2,470)
                                                                                   --------           -------             --------

                         LIONS GATE ENTERTAINMENT CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Adjusted net loss available to common shareholders........................      $   (95,877)      $   (6,078)       $(48,656)
                                                                                  ===========       ==========        ========
Denominator:
  Weighted average common shares outstanding (thousands) ...................           70,656           43,232          42,753
                                                                                  ===========       ==========        ========
Adjusted basic and diluted loss per common share............................      $     (1.36)      $    (0.14)       $  (1.14)
                                                                                  ===========       ==========        ========

   (n) EARNINGS PER SHARE

      The Company calculates earnings per share in accordance with SFAS No. 128, "Earnings Per Share". Basic earnings per share is calculated based on the weighted average common shares outstanding for the period. Diluted earnings per share includes the impact of convertible securities, share purchase warrants and stock options, if dilutive. When dilutive, the impact of convertible securities is computed using the if-converted method.

                                                                                              YEAR ENDED    YEAR ENDED   YEAR ENDED
                                                                                               MARCH 31,     MARCH 31,    MARCH 31,
                                                                                                 2004          2003         2002
                                                                                             ------------   ----------  ------------
                                                                                                      (AMOUNTS IN THOUSANDS,
                                                                                                     EXCEPT PER SHARE AMOUNTS)
Basic loss per common share is calculated as follows:
Numerator:
  Net loss available to common shareholders................................................  $   (95,157)   $  (4,390)  $   (46,186)
                                                                                             ===========    =========   ===========
Denominator:
  Weighted average common shares outstanding (thousands)...................................       70,656       43,232        42,753
                                                                                             ===========    =========   ===========
Basic and diluted loss per common share....................................................  $     (1.35)   $   (0.10)  $     (1.08)
                                                                                             ===========    =========   ===========

      Options to purchase 9,267,163 common shares (2003 -- 8,410,993 common shares, 2002 -- 8,168,162 common shares) at an average price of $2.77 (2003 -- $2.73, 2002 -- $2.82) and share purchase warrants to purchase 5,249,600 common shares (2003 -- 5,525,000 common shares, 2002 -- 5,525,000 common shares) at an exercise price of $5.00 (2003 -- $5.00, 2002 -- $5.00) were outstanding during the year. Series A preferred share units which were each convertible into 1,000 common shares prior to September 30, 2003 and 1,109 common shares subsequent to September 30, 2003 for no additional consideration were either redeemed or converted into common shares during the year ended March 31, 2004 leaving no outstanding shares at March 31, 2004 (2003 -- 11,830 units outstanding; 2002 -- 11,830 units outstanding). Convertible promissory notes with a principal amount of nil were outstanding at March 31, 2004 (2003 -- $11.2 million; 2002 -- $10.4 million). These notes were convertible into common shares at a price of Cdn$8.10 per share. 4.875% convertible senior subordinated notes with a principal amount of $60 million were outstanding at March 31, 2004 (2003 -- nil; 2002 -- nil). These notes are convertible into common shares at a conversion rate of 185.0944 common shares per $1,000 principal amount of notes, which is equal to a conversion price of approximately $5.40 per share.

      Under the "if converted" method of calculating diluted earnings per share, the share purchase options, the share purchase warrants, the Series A preferred shares, the convertible promissory notes and the 4.875% convertible senior subordinated notes, if outstanding, were anti-dilutive in each of the years presented and were not reflected in diluted loss per common share.

   (o) USE OF ESTIMATES

      The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. The most significant estimates made by management in the preparation of the financial statements relate to ultimate revenue and costs for investment in films and television programs; estimates of sales returns and other allowances, provision for doubtful accounts, fair value of assets and liabilities for allocation of the purchase price of companies acquired, current and future income taxes and accruals for contingent liabilities; and impairment assessments for investment in films and television programs, intangible assets, other investments and recoverability of future income taxes and goodwill. Actual results could differ from such estimates.

   (p) RECLASSIFICATIONS

      Certain amounts presented in prior years have been reclassified to conform to the current year's presentation.

   (q) RECENT ACCOUNTING PRONOUNCEMENTS

                         LIONS GATE ENTERTAINMENT CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      Variable Interest Entities-

      In January 2003, the FASB issued Interpretation No. ("FIN") 46, "Consolidation of Variable Interest Entities", which is effective for financial statements of public companies that have special purpose entities for periods ending after December 15, 2003 and for public companies without special purpose entities for periods ending after March 15, 2004. The standard establishes criteria to identify VIEs and the primary beneficiary of such entities. An entity that qualifies as a VIE must be consolidated by its primary beneficiary. Accordingly, the Company has consolidated its VIE Christal Films Distribution Inc. ("Christal") as of March 31, 2004.

3. INVESTMENT IN FILMS AND TELEVISION PROGRAMS

                                                                                                              MARCH 31,   MARCH 31,
                                                                                                                2004        2003
                                                                                                            -----------  -----------
                                                                                                             (AMOUNTS IN THOUSANDS)
THEATRICAL AND NON-THEATRICAL FILMS
Released, net of accumulated amortization.................................................................  $   111,242  $    58,465
Acquired libraries, net of accumulated amortization.......................................................      128,559       37,422
Completed and not released................................................................................       63,158       11,359
In progress...............................................................................................       22,347       26,970
In development............................................................................................        1,230        1,031
Product inventory.........................................................................................       26,957       11,359
                                                                                                            -----------  -----------
                                                                                                                353,493      146,606
                                                                                                            -----------  -----------
DIRECT-TO-TELEVISION PROGRAMS
Released, net of accumulated amortization.................................................................       17,640       17,400
In progress...............................................................................................       34,250       12,129
In development............................................................................................          787        1,554
                                                                                                            -----------  -----------
                                                                                                                 52,677       31,083
                                                                                                            -----------  -----------
                                                                                                            $   406,170  $   177,689
                                                                                                            ===========  ===========

      Acquired libraries of $128.6 million at March 31, 2004 (March 31, 2003 -- $37.4 million) include the Trimark library acquired October 2000 and the Artisan library acquired on December 15, 2003 (refer to note 13). The Trimark library is amortized over its expected revenue stream for a period of twenty years from the acquisition date. The remaining amortization period on the Trimark library as at March 31, 2004 is sixteen and one half years on unamortized costs of $30.0 million. The Artisan library includes titles released at least three years prior to the date of acquisition, which are amortized over its expected revenue streams for a period of twenty years from the date of acquisition. The remaining amortization period on the Artisan library at March 31, 2004 is nineteen and three quarter years on unamortized costs of $98.5 million.

      The Company expects approximately 49% of completed films and television programs, net of accumulated amortization will be amortized during the one-year period ending March 31, 2005, and approximately 89% of accrued participants' share will be paid during the one-year period ending March 31, 2005.

      Additionally, the Company expects approximately 82% of completed and released films and television programs, net of accumulated amortization, will be amortized during the three year period ending March 31, 2007.

      Interest capitalized relating to productions during the year ended March 31, 2004 amounted to $1.3 million (2003 -- $0.3 million; 2002 -- $2.2 million).

4. PROPERTY AND EQUIPMENT

                                                                                       MARCH 31, 2004             MARCH 31, 2003
                                                                                  -----------------------   ------------------------
                                                                                               ACCUMULATED              ACCUMULATED
                                                                                     COST     DEPRECIATION     COST     DEPRECIATION
                                                                                  ----------  ------------  ----------  ------------
                                                                                                (AMOUNTS IN THOUSANDS)
Land held for leasing purposes.................................................   $   11,058    $      --   $    9,879    $      --
Buildings held for leasing purposes............................................       18,329        3,845       16,375        2,729
Leasehold improvements.........................................................          448          370          449          298
Furniture and equipment........................................................        3,073        1,831        3,309        1,786
Automobiles....................................................................           11           10           10            8

                         LIONS GATE ENTERTAINMENT CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Computer equipment and software................................................        6,651        3,853        5,041        1,932
                                                                                  ----------    ---------   ----------    ---------
                                                                                  $   39,570    $   9,909   $   35,062    $   6,753
                                                                                  ----------    ---------   ----------    ---------
Net book value.................................................................                 $  29,661                 $  28,309
                                                                                                =========                 =========

5. OTHER ASSETS

                                                                                                           MARCH 31,     MARCH 31,
                                                                                                             2004          2003
                                                                                                          ----------    ----------
                                                                                                          (AMOUNTS IN THOUSANDS)
Deferred financing costs, net of accumulated amortization..............................................   $   14,181    $    2,930
Intangible assets, net.................................................................................        4,370            --
Prepaid expenses and other.............................................................................        4,230         7,430
Deferred print costs...................................................................................          933         1,133
Equity investments.....................................................................................           --         6,409
Convertible debentures.................................................................................           --         5,530
Promissory note, net of provision......................................................................           --         3,412
                                                                                                          ----------    ----------
                                                                                                          $   23,714    $   26,844
                                                                                                          ==========    ==========

      Intangible Assets. Intangible assets acquired in connection with the purchase of Artisan of $5.1 million represent distribution and personal service agreements and are amortized over a period of two to four years from the date of acquisition. For the year ended March 31, 2004 $0.7 million amortization was recorded. Based on the current amount of intangibles subject to amortization, the estimated amortization expense for each of the succeeding years is $2.2 million for the year ended March 31, 2005 and $2.2 million for the year ended March 31, 2006.

      Equity Method Investees.

      Mandalay: At March 31, 2002, the carrying value of the Company's investment in Mandalay Pictures, LLC ("Mandalay") was written down to its estimated fair value of $10.0 million as it was expected to be sold by the end of fiscal 2003. The write-off of the investment in Mandalay of $10.7 million was disclosed in the consolidated statement of operations as write-down of equity interests. During fiscal 2003, the Company received distributions of $2.4 million from Mandalay under a prior agreement and also recorded equity losses of $2.1 million against its remaining investment in Mandalay. On November 8, 2002, the Company sold its investment in Mandalay for cash of $4.3 million and an interest bearing convertible promissory note totaling $3.3 million. The gain of $2.1 million recorded on the sale was disclosed in the consolidated statement of operations for the year ended March 31, 2003 as gain on sale of equity interests.

      CinemaNow: During the quarter ended March 31, 2002, CinemaNow, Inc. ("CinemaNow") advised the Company of its inability to generate sufficient cash flows from operations to sustain its operations over the following twelve months, without raising additional capital. Given the uncertain economic climate and CinemaNow's recurring losses there was no assurance that further financing would be forthcoming and, as a result, the Company wrote down its investment in CinemaNow to nil. The write-off of the investment in CinemaNow of $13.4 million was disclosed in the consolidated statement of operations for the year ended March 31, 2002 as write-down of equity interests. During the quarter ending March 31, 2003, the Company purchased $0.4 million of Series C Convertible Preferred Shares of CinemaNow as part of CinemaNow's round of financing. The round of financing and conversion of a debenture decreased the Company's economic and voting interest to approximately 54%. The investment in CinemaNow made during the quarter ending March 31, 2003 is accounted for using the equity method as the Company does not have the ability to control the strategic, operating, investing and financing decisions of CinemaNow as a consequence of the Company's inability to elect the majority of the Board of Directors of CinemaNow. For the year ended March 31, 2004 a loss in the amount of $0.2 million (2003 -- $0.4 million) is recorded in other equity interests in the consolidated statement of operations. The investment in CinemaNow was reduced to nil by March 31, 2004 and therefore the Company does not record any additional losses, as it has no further funding requirements.

      Christal: The Company has a 75% economic interest and a 30% voting interest in Christal, a film distributor and sub-distributor in Quebec, Canada. The Company has identified Christal as a VIE as the voting rights of some investors in Christal are not proportional to the economic interests and substantially all of Christal's activities either involved or were conducted on behalf of the Company with the disproportionately fewer voting rights as of the determination date. Additionally, the Company has determined that it is the primary beneficiary as the Company would have to absorb greater than 50% of Christal's expected losses and has the right to more than 50% of their expected residual returns. Under FIN 46, an entity that qualifies as a VIE must be consolidated by its primary beneficiary and therefore the Company has consolidated Christal as at March 31, 2004. Prior to March 31, 2004, the investment in

                         LIONS GATE ENTERTAINMENT CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Christal was accounted for using the equity method of accounting. Therefore, for the year ended March 31, 2004 a loss in the amount of $0.1 million (2003 -- income $0.4 million) is recorded in other equity interests in the consolidated statements of operations. The investment in Christal was nil at March 31, 2004 as it was consolidated at March 31, 2004 and $2.6 million at March 31, 2003 under the equity method of accounting.

      CineGroupe Corporation: The Company has an investment in CineGroupe Corporation (together with its subsidiaries Animation Cinepix Inc., "CineGroupe"), a Canadian animation company. On July 10, 2001, a third party invested $9.2 million in CineGroupe Corporation to obtain a 35% interest. The gain on dilution of the Company's investment was $2.2 million, net of income taxes of nil and resulted in a decrease of $0.1 million in goodwill and is recorded in the consolidated statements of operations for the year ended March 31, 2002. As a result of the third party investment, the Company's investment was reduced to a 29.4% equity interest. At March 31, 2003, $5.5 million of convertible debentures were due from CineGroupe. In December 2003, the Company evaluated its investment in CineGroupe as CineGroupe was unable to meet its financial obligations in the ordinary course of business and sought protection under the Companies' Creditors Arrangement Act ("CCAA"). As a result of the CCAA filing, the Company determined that it no longer has the ability to significantly influence CineGroupe and began accounting for CineGroupe under the cost method of accounting. The Company wrote off $8.1 million of convertible debentures and other receivables due from CineGroupe which was disclosed in the consolidated statement of operations for the year ended March 31, 2004 as write-down of other assets. For the year ended March 31, 2004, prior to cost accounting for CineGroupe, a loss in the amount of $1.9 million (2003 - nil, 2002 - income $0.4 million) was recorded in other equity interests in the consolidated statements of operations. The investment in CineGroupe was nil at March 31, 2004 under the cost method of accounting and $3.6 million at March 31, 2003 under the equity method of accounting.

      Promissory Note. On November 8, 2002, the Company sold its investment in Mandalay for cash of $4.3 million and an interest bearing convertible promissory note totaling $3.3 million. The note, bearing interest at 6%, is payable $1.3 million on December 31, 2005, $1.0 million on December 31, 2006 and $1.0 million on December 31, 2007. At March 31, 2004 it was determined that the note may not be collectible and accordingly, the Company recorded a provision of $3.6 million against its promissory note and accrued interest. The provision was disclosed in the consolidated statement of operations for the year ended March 31, 2004 as write-down of other assets.

6. BANK LOANS

      The Company has a $350 million credit facility (2003 -- $200 million) consisting of a $200 million U.S. dollar-denominated revolving credit facility (2003 -- $175 million), a $15 million Canadian dollar-denominated revolving credit facility (2003 -- $25 million) and a $135 million U.S. dollar-denominated term-loan (2003 -- nil). The credit facility expires December 31, 2008 and bears interest in the case of revolving credit facility loans at 2.75% over the Adjusted LIBOR or the Canadian Bankers Acceptance rate, or 1.75% over the U.S. or Canadian prime rates and in the case of the term loan at 3.25% over the Adjusted LIBOR, or 2.25% over the U.S. prime rates. The principal amount of the term loan is payable in four annual installments of $20 million commencing in December 2004 and a fifth installment of $55 million payable in December 2008. Once repaid, amounts constituting the term loan commitment may not be re-borrowed. The availability of funds under the credit facility is limited by the borrowing base, which is calculated on a monthly basis. The borrowing base assets at March 31, 2004 totaled $390.9 million (March 31, 2003 -- $166.4 million). At March 31, 2004, the revolving credit facility had an average variable interest rate of 4.28% on principal of $189.7 million under the U.S. dollar credit facility, and an average variable interest rate of 4.36% on principal of $135.0 million under the term loan. The Company had not drawn on the Canadian dollar credit facility as of March 31, 2004. The Company is required to pay a monthly commitment fee of 0.50% on the total credit facility of $350.0 million less the amount drawn. Right, title and interest in and to all personal property of Lions Gate Entertainment Corp. and Lions Gate Entertainment Inc. is being pledged as security for the credit facility. The credit facility is senior to the Company's film obligations, subordinated notes and debt. The credit facility restricts the Company from paying cash dividends on its common shares. The Company entered into a $100 million interest rate swap at an interest rate of 3.08%, commencing January 2003 and ending September 2005. The swap is in effect as long as three month LIBOR is less than 5.0%. Fair market value of the interest rate swap at March 31, 2004 is negative $2.3 million (March 31, 2003 -- negative $3.2 million). The fair valuation gain for the year ended March 31, 2004 is $0.8 million (2003 -- loss of $3.2 million). Financing fees of $11.4 million incurred in connection with the credit facility are deferred and amortized to interest expense over the term of the credit facility.

      The Company also has a $2.2 million operating line of credit available to Christal, an entity consolidated under FIN 46, which is renewable annually. At March 31, 2004, $1.5 million was drawn on the operating line of credit.

      The weighted average interest rate on bank loans at March 31, 2004 was 4.31% (2003 -- 4.12%).

                         LIONS GATE ENTERTAINMENT CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. FILM OBLIGATIONS

                                                                                                        MARCH 31,      MARCH 31,
                                                                                                          2004           2003
                                                                                                        ---------      ---------
                                                                                                         (AMOUNTS IN THOUSANDS)
Minimum guarantees...................................................................................   $ 10,705        $10,431
Minimum guarantees initially incurred for a term of more than one year...............................     16,189         25,352
Participation and residual costs.....................................................................     79,033         26,157
Film productions.....................................................................................      8,141          5,442
                                                                                                        --------        -------
                                                                                                        $114,068        $67,383
                                                                                                        ========        =======

8. SUBORDINATED NOTES

      On October 3, 2003, the Company filed a shelf registration statement to potentially offer for sale common shares, preferred shares, debt securities, warrants, purchase contracts, units and depository shares. The Company may sell any combination of the foregoing securities in one or more offerings up to an aggregate initial offering price of $250,000,000 during the period that the registration statement remains effective.

      On December 3, 2003, the Company sold $60.0 million of 4.875% Convertible Senior Subordinated Notes ("4.875% Notes"). In December 2003, the Company received $57.0 million of net proceeds, after paying placement agents' fees. The offering expenses were $0.7 million. Interest on the Notes is due semi-annually on June 15 and December 15 commencing on June 15, 2004 and the Notes mature on December 15, 2010. The Company may redeem all or a portion of the Notes at its option on or after December 15, 2006 at 100% of their principal amount, together with accrued and unpaid interest through the date of redemption; provided, however, that the Notes will only be redeemable if the closing price of the Company's common shares equals or exceeds 175% of the conversion price then in effect for at least 20 trading days within a period of 30 consecutive trading days ending on the day before the date of the notice of optional redemption. The Notes are convertible, at the option of the holder, at any time before the close of business on the business day immediately preceding the maturity date of the Notes, unless previously redeemed, into common shares of the Company at a conversion rate of 185.0944 shares per $1,000 principal amount of Notes, which is equal to a conversion price of approximately $5.40 per share.

      On December 15, 2003, the Company assumed, as part of the purchase of Artisan Entertainment Inc. ("Artisan"), a $5.0 million subordinated promissory note to Vialta, Inc ("Promissory Note") issued by Artisan which bears interest at 7.5% per annum compounded quarterly. The Promissory Note matures on April 1, 2005.

      The Company believes that the carrying value of the notes approximates fair value at March 31, 2004.

9. DEBT

                                                                                                            MARCH 31,     MARCH 31,
                                                                                                             2004           2003
                                                                                                           ----------    ----------
                                                                                                            (AMOUNTS IN THOUSANDS)
Promissory notes, bearing interest at 6.0%, paid July 31, 2003. The principal was convertible
  at the option of the holder into common shares of the Company at Cdn $8.10 per share(1)...............   $       --    $   11,233
Loans bearing interest at 5.62% to 7.51%, due in fiscal 2006, 2008 and 2009, with property, buildings
  and equipment with carrying values of approximately $26.0 million provided as collateral(1)(2)........       19,041        13,353
                                                                                                           ----------    ----------
                                                                                                           $   19,041    $   24,586
                                                                                                           ==========    ==========

      The Company believes the carrying value of the debt approximates fair value at March 31, 2004.

(1)   Payable in Canadian dollars.

(2) A subsidiary of the Company entered into a CDN$20 million interest rate swap at a fixed interest rate of 5.62%, commencing September 2003 and ending September 2008. The subsidiary does not require collateral or other security to support this contract. The subsidiary entered into the interest rate swap as a condition of its loan which states the interest rates under the facility are to be fixed either by way of a fixed rate term loan or by way of an interest rate swap. During fiscal 2004, the subsidiary recorded

                         LIONS GATE ENTERTAINMENT CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      interest expense of $1.0 million, including amounts incurred under the interest rate swap, that approximates the amount they would have paid if they had entered into a fixed rate loan agreement. Fair market value of the interest rate swap at March 31, 2004 is negative $0.6 million. The fair valuation loss recorded as a component of other income (expense) for the year ended March 31, 2004 is $0.6 million.

10. SERIES A PREFERRED SHARES AND SHARE WARRANTS

      The Company's Series A preferred shares were redeemable by the holder following certain events outside the control of the Company and accordingly are presented outside of shareholders' equity on the consolidated balance sheet.

      On December 21, 1999, the Company issued 13,000 units at a price of $2,550 per unit. Each unit consisted of one 5.25% convertible, non-voting (except for the right to elect between one and three directors, depending on the number of preferred shares outstanding) redeemable Series A preferred share and 425 detachable common share purchase warrants (for a total of 5,525,000 common share purchase warrants). The proceeds received on the offering were allocated as follows: common share purchase warrants were valued at fair value, using the Black-Scholes option pricing model, of $0.706 per warrant or $3.9 million (which have been included in common shares in the consolidated statements of shareholders' equity) and the basic preferred shares were valued at the residual value of $27.6 million, after deducting $1.7 million of share issue costs. On or after January 1, 2003, the Company could convert the preferred shares, in whole or in part, to common shares on the same terms as the holders, subject to certain conditions. The preferred shares were entitled to cumulative dividends, as and when declared by the Board, payable semi-annually on the last day of March and September of each year. The Company could pay the dividends in cash or additional preferred shares. On September 30, 2003, and March 31, 2004 the Company declared and paid cash dividends of $0.3 million or $66.94 per share and $0.1 million or $66.94 per share, respectively. On September 30, 2002, and March 31, 2003 the Company declared and paid cash dividends of $0.8 million or $66.94 per share and $0.8 million or $66.94 per share, respectively. On September 30, 2001, the Company declared and paid cash dividends of $0.8 million or $66.94 per share. On March 31, 2002, the Company declared dividends of $0.8 million or $66.94 per share, which were paid in cash and 273 additional with a value of $0.7 million. The number of shares to be issued was calculated by using the semi-annual dividend rate of 2.625% multiplied by the number of outstanding preferred shares at March 31, 2002, less applicable withholding taxes. The withholding taxes and fractional shares were paid in cash of $0.1 million.

      In June 2003, the Company repurchased 8,040 Series A Preferred Shares at a per share purchase price of $2,250, or total purchase price of $18.1 million. The difference of $0.6 million, between the purchase price of the Series A Preferred Shares and the assigned value of the Series A Preferred Shares at the time of repurchase, represents a contribution by the preferred shareholders which accrues to the benefit of the remaining common shareholders and is classified on the consolidated balance sheet as accumulated paid in capital.

      When the preferred shares were originally issued each holder of the preferred shares could convert all, but not less than all, of the preferred shares at any time into common shares at a rate of 1,000 common shares for each preferred share, subject to certain anti-dilution adjustments. During the years ended March 31, 2002, and 2000, 648 and 795 preferred shares were converted by the preferred shareholders, respectively. In September 2003, the Shareholders approved a special resolution resolving that the preferred shares would be convertible at the option of the holder into common shares at a rate of 1,109 common shares for each preferred share, subject to certain anti-dilution adjustments. During the year ended March 31, 2004, 1,804 preferred shares were converted by the preferred shareholders into common shares at this amended rate. The Company exercised its right to convert the remaining 1,986 preferred shares to common shares on February 27, 2004. At March 31, 2004 there were no preferred shares outstanding.

      The difference between the initial carrying value of the preferred shares of $27.6 million and the redemption price of $34.8 million, after giving effect to conversions and repurchases through March 31, 2004, was accreted as a charge to accumulated deficit using the effective interest method over the five-year period from the date of issuance to the first available redemption date. The Company ceased accreting this charge to accumulated deficit when all remaining preferred shares were converted to common shares in February 2004.

      Each share purchase warrant entitles the holder to purchase one common share at a price of $5.00. The warrants are not transferable except with the consent of the Company. On December 15, 2003, the Board of Directors of the Company resolved that the term of the Company's 5,525,000 warrants issued in December 1999 would be extended by one year. The warrants will expire January 1, 2005 instead of January 1, 2004. The modification of these warrants is treated as an exchange of the original warrant for a new warrant. The fair value of the new warrant is measured at the date the new warrant is issued and the value of the old warrant is its fair value immediately before its terms were modified. The additional incremental fair value of the new warrant is $2.0 million for the year

                         LIONS GATE ENTERTAINMENT CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ended March 31, 2004 and is considered a distribution to preferred shareholders and therefore is included in net loss available to common shareholders. On March 4, 2004, 275,400 warrants were exercised and 275,400 common shares were issued. The Company received $1.4 million of proceeds. As at March 31, 2004, there were 5,249,600 warrants outstanding.

11. ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

      Components of accumulated other comprehensive income (loss) are as follows:

                                                                     FOREIGN                         UNREALIZED GAIN   ACCUMULATED
                                                                    CURRENCY       UNREALIZED GAIN      ON FOREIGN        OTHER
                                                                   TRANSLATION       (LOSS) ON          EXCHANGE      COMPREHENSIVE
                                                                   ADJUSTMENTS       SECURITIES         CONTRACTS      INCOME (LOSS)
                                                                   ------------    ---------------   ---------------  --------------
                                                                                            (AMOUNTS IN THOUSANDS)
Balance at March 31, 2002.......................................   $    (7,597)      $    (259)         $      -        $  (7,856)
Current year change.............................................            62             227                 -              289
                                                                   -----------       ---------          --------        ---------
Balance at March 31, 2003.......................................        (7,535)            (32)                -           (7,567)
Current year change.............................................          (440)              -               622              182
                                                                   -----------       ---------          --------        ---------
Balance at March 31, 2004.......................................   $    (7,975)      $     (32)         $    622        $  (7,385)
                                                                   ===========       =========          ========        =========

12. CAPITAL STOCK

   (a) COMMON SHARES

      On October 3, 2003, the Company filed a shelf registration statement to potentially offer for sale common shares, preferred shares, debt securities, warrants, purchase contracts, units and depository shares. The Company may sell any combination of the foregoing securities in one or more offerings up to an aggregate initial offering price of $250 million during the period that the registration statement remains effective.

      In October 2003, the Company sold 28,750,000 common shares at a public offering price of $2.70 per share and received $73.5 million of net proceeds, after deducting underwriting expenses. The Company incurred offering expenses of $0.5 million.

      In June 2003, the Company sold 16,201,056 common shares at a public offering price of $2.05 per share and received $31.2 million of net proceeds, after deducting underwriting expenses. The Company incurred offering expenses of $1.0 million.

   (b) SERIES B PREFERRED SHARES

      As a condition of the purchase of a subsidiary, on October 13, 2000, the Company issued ten shares at $10 per share to the principal shareholder of Trimark. The shares are non-transferable and are not entitled to dividends. The shares are non-voting except that the holder, who was a principal of the subsidiary acquired, has the right to elect himself to the Board of Directors. The shares are redeemable by the Company if certain events occur. The shares have a liquidation preference equal to the stated value of $10 per share.

      The Company's Series B preferred shares have been included in shareholders' equity.

   (c) STOCK-BASED COMPENSATION PLAN

      The shareholders approved an Employees' and Directors' Equity Incentive Plan (the "Plan") that provides for the issue of up to 8.0 million common shares of the Company to eligible employees, directors and service providers of the Company and its affiliates. On July 25, 2003, the Board of Directors increased the number of shares authorized for stock options from 8.0 million to 9.0 million. Of the 9.0 million common shares allocated for issuance, up to a maximum of 250,000 common shares may be issued as discretionary bonuses in accordance with the terms of a share bonus plan. During fiscal 2004, no shares were issued under the share bonus plan. The shareholders approved an additional
1.4 million options to be issued outside of the Plan to a certain principal of an acquired company upon acquisition of that subsidiary. These shares were issued in fiscal 2001 and are included in the total number of stock options granted and outstanding at March 31, 2004.

      The Plan authorizes the granting of options to purchase shares of the Company's common shares at an option price at least equal to the weighted average price of the shares for the five trading days prior to the grant. The options generally vest with the recipient

                         LIONS GATE ENTERTAINMENT CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

within three years of grant, and have a maximum term of five years. At March 31, 2004, 177,275 common shares were available for grant under the plan.

      On November 13, 2001, the Board of Directors of the Company resolved that 750,000 options, granted to certain officers of the Company to purchase common shares of the Company, be revised to entitle the holders to receive cash only and not common shares. The amount of cash received will be equal to the amount by which the trading price of common shares on the exercise notice date exceeds the option price of $5.00 multiplied by the number of options exercised. The twenty-day average trading price of common shares prior to the exercise notice date has to be $6.00 or above in order for the officers to exercise their options. These revised options are not considered part of the Employees' and Directors' Equity Incentive Plan. The Company measures compensation cost as the amount by which the market value of common shares exceeds the option price. At March 31, 2004 the market price of common shares was $6.25 and the options were expected to vest. The Company has recorded stock compensation expense in the amount of $0.9 million in general and administration expenses in the consolidated statement of operations for the year ended March 31, 2004. The expense is calculated by using the market price of common shares on March 31, 2004 less the option price, multiplied by the 750,000 options expected to vest.

      Changes in stock options granted and outstanding for fiscal 2002, 2003 and 2004 were as follows:

                                                                                                                    WEIGHTED AVERAGE
                                                                                                 NUMBER OF SHARES    EXERCISE PRICE
                                                                                                 ----------------   ----------------
Outstanding at March 31, 2001..................................................................      8,895,417          $  3.06
Granted........................................................................................      1,000,498             2.73
Exercised......................................................................................        (87,083)            1.51
Forfeited......................................................................................       (979,839)            4.57
Expired........................................................................................       (660,831)            3.27
                                                                                                    ----------          -------
Outstanding at March 31, 2002..................................................................      8,168,162             2.82
Granted........................................................................................      1,523,000             2.52
Exercised......................................................................................             --               --
Forfeited......................................................................................       (223,177)            3.39
Expired........................................................................................     (1,056,992)            3.52
                                                                                                    ----------          -------
Outstanding at March 31, 2003..................................................................      8,410,993             2.73
Granted........................................................................................      2,215,500             2.98
Exercised......................................................................................       (955,562)            2.72
Forfeited......................................................................................       (260,022)            2.77
Expired........................................................................................       (143,746)            3.72
                                                                                                    ----------          -------
Outstanding at March 31, 2004..................................................................      9,267,163          $  2.77
                                                                                                    ==========          =======

      Outstanding and exercisable options at March 31, 2004 were as follows:

                           WEIGHTED AVERAGE
                              REMAINING                                                WEIGHTED AVERAGE     WEIGHTED AVERAGE
                           CONTRACTUAL LIFE                                            EXERCISE PRICE OF    EXERCISE PRICE OF
PRICE RANGE             OF OUTSTANDING OPTIONS         OUTSTANDING   EXERCISABLE     OUTSTANDING OPTIONS   EXERCISABLE OPTIONS
-----------             ----------------------         -----------   -----------     -------------------   -------------------
$1.75 to $2.55                2.51 Years               6,414,997      4,693,443             $ 2.53                 $ 2.53
$2.67 to $4.00                3.34 Years               2,626,833      1,441,830             $ 3.16                 $ 3.00
$4.26 to $6.02                4.54 Years                 225,333         46,666             $ 5.01                 $ 5.01
                              ----------               ---------      ---------             ------                 ------
                              2.80 Years               9,267,163      6,181,939             $ 2.77                 $ 2.66
                                                       =========      =========             ======                 ======

      During the quarter ending September 30, 2003, the Company modified the terms of 3,048,000 options of certain officers of the Company, extending the expiry dates to coincide with their employment contract dates. The vesting period and exercise prices were unchanged.

Intrinsic value: The modification of these options is treated as an exchange of the original award for a new award and the resulting expense is recorded as stock-based compensation in general and administration expenses in the consolidated statement of operations. The additional compensation cost for the year ended March 31, 2004 of $0.7 million (2003 -- nil, 2002 -- nil), is calculated by multiplying the market price on the date of the modification times the number of options vested less the original exercise price times the number of options vested. The additional compensation cost is attributed over the remaining service period. In the case of the options modified the options are fully vested, there are no additional service requirements and the additional compensation is expensed immediately.

Fair value: For disclosure purposes, under the fair value method, the value of the new award is measured as the fair value at the date

                         LIONS GATE ENTERTAINMENT CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

the new award is granted and the value of the old award is its fair value immediately before its terms were modified. The additional compensation cost for the incremental fair value of the new award plus unallocated compensation costs for the old award is attributed over the remaining service period. In the case of the options modified the total additional compensation to be expensed over the service period is $0.8 million. At March 31, 2004, there are no additional service requirements on these options and the $0.8 million incremental fair value relating to these options would be expensed for disclosure purposes for the year ending March 31, 2004.

      During the quarter ending December 31, 2003, the Company modified the terms of 250,000 options of a certain past director of the Company, amending the price of the options to be consistent with those granted to other Directors. The expiry date and vesting period were unchanged.

Intrinsic value: The modification of these options is treated as an exchange of the original award for a new award. The additional compensation cost at the date of modification is calculated by multiplying the market price on the date of the modification times the number of options vested less the original exercise price times the number of options vested. The market price on the date of the modification was less than the exercise price resulting in no additional compensation cost. The options are valued using variable accounting for stock based compensation until they are exercised, forfeited or expire. The additional compensation cost for the year ended March 31, 2004 is $0.9 million.

Fair value: For disclosure purposes, under the fair value method, the value of the new award is measured as the fair value at the date the new award is granted and the value of the old award is its fair value immediately before its terms were modified. The additional compensation cost for the incremental fair value of the new award plus unallocated compensation costs for the old award is attributed over the remaining service period. In the case of the options modified the total additional compensation to be expensed over the service period is not material. At March 31, 2004, there are no additional service requirements on these options and the incremental fair value relating to these options, which is not material, would be expensed for disclosure purposes for the year ending March 31, 2004.

      Options were granted to a certain employee of the Company with an exercise price determined at a future date. These options are valued using variable accounting for stock-based compensation and the resulting expense is recorded as stock-based compensation in general and administration expenses in the consolidated statements of operations. The additional compensation cost for the year ended March 31, 2004 of $0.1 million (2003 -- nil, 2002 -- nil), is calculated by multiplying the market price on March 31, 2004 times the number of options vested less the market price on the date the options were granted times the number of options vested. The additional compensation cost is expensed in the current reporting period and adjusted each reporting period until such time as the exercise price is determined.

13. ACQUISITIONS

      On October 24, 2003, the Company entered into a definitive merger agreement with Film Holdings Co., the parent company of Artisan, an independent distributor and producer of film and entertainment content. Under the terms of the merger agreement, the Company acquired 100% of the shares of Film Holdings Co. by means of a merger of a subsidiary of the Company with and into Film Holding Co., pursuant to which Film Holdings Co. became a subsidiary of the Company. On December 15, 2003, the Company completed its acquisition of Film Holdings Co. for a total purchase price of $168.8 million consisting of $160.0 million in cash and direct transaction costs of $8.8 million. In addition, the Company assumed debt of $59.9 million and other obligations (including accounts payable and accrued liabilities, accrued participation and residual costs and other advances) of $140.6 million. Direct transaction costs are considered liabilities assumed in the acquisition, and as such, are included in the purchase price. Direct transaction costs include: amounts totaling $3.9 million paid to lawyers, accountants and other consultants; involuntary termination benefits totaling $4.8 million payable to certain Artisan employees terminated under a severance plan and various other amounts totaling $0.1 million. At March 31, 2004, the remaining liabilities under the severance plan are $1.7 million.

      The purchase price may be adjusted for the payment of additional consideration of up to $7.5 million contingent upon the results of specified feature films to be released at a future date. At March 31, 2004, the contingent consideration cannot be reasonably estimated and the outcome cannot be determined without reasonable doubt. When the contingency is resolved and if additional consideration becomes payable, the consideration will be recognized as an additional cost of the purchase.

      The acquisition was accounted for as a purchase, with the results of operations of Artisan consolidated from December 15, 2003 onwards. Goodwill of $134.5 million represents the excess of the purchase price over the fair value of the net identifiable tangible and intangible assets acquired. The preliminary allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed based on their fair values was as follows:

                         LIONS GATE ENTERTAINMENT CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                                       (AMOUNTS IN
                                                                                                        THOUSANDS)
                                                                                                      -------------
Cash and cash equivalents........................................................................     $     19,946
Accounts receivable, net.........................................................................           38,664
Investment in films and television programs......................................................          166,661
Intangible assets................................................................................            5,100
Other tangible assets acquired...................................................................            4,471
Goodwill.........................................................................................          134,478
Bank loans.......................................................................................          (54,900)
Subordinated note................................................................................           (5,000)
Other liabilities assumed........................................................................         (140,604)
                                                                                                      ------------
  Total..........................................................................................     $    168,816
                                                                                                      ============

      In the quarter ended March 31, 2004, the initial purchase price was amended for a decrease in direct transaction costs of $0.7 million. The initial allocation of the purchase price was amended resulting in an increase in accounts receivable of $7.0 million, a decrease in investment in films and television programs of $62.3 million, an addition of intangible assets of $5.1 million, an increase in other tangible assets of $0.9 million, a decrease in other liabilities of $16.5 million and an increase in goodwill of $32.1 million. The initial allocation to investment in films and television programs and intangible assets was amended as a result of a more detailed valuation analysis performed on these assets.

      Severance and relocation costs incurred by Lions Gate, associated with the acquisition of Artisan, are not included in the purchase price, and as such, are recorded in the consolidated statements of operations. Severance and relocation costs of $5.6 million include property lease abandonment costs of $2.5 million, the write-off of capital assets no longer in use of $2.1 million and severance of $1.0 million. At March 31, 2004 the remaining liabilities under the severance plan and for the property lease abandonment are $0.4 million and $2.3 million, respectively.

      The following unaudited pro forma condensed consolidated statements of operations presented below illustrate the results of operations of the Company as if the following transactions occurred at April 1, 2002:

            (a) sold 28,750,000 common shares at a public offering price of $2.70 per share for which the Company received $73.5 million of net proceeds, after deducting underwriting expenses, and incurred offering expenses of $0.5 million. (Refer to note 12(a)).

            (b) issued $60.0 million of 4.875% Convertible Senior Subordinated Notes by Lions Gate Entertainment Inc., a wholly owned subsidiary of the Company. The Company received $57 million of net proceeds, after paying placement agents' fees, and incurred offering expenses of $0.3 million. (Refer to note 8).

            (c) entered into an Amended and Restated Credit, Security, Guaranty and Pledge Agreement for a $350 million credit facility consisting of a $135 million five-year term loan and a $215 million five-year revolving credit facility. (Refer to note 6).

            (d) acquired Artisan as described above.

                                                                                               YEAR ENDED       YEAR ENDED
                                                                                             MARCH 31, 2004   MARCH 31, 2003
                                                                                             --------------   --------------
                                                                                                       (UNAUDITED)
                                                                                                 (AMOUNTS IN THOUSANDS,
                                                                                                    EXCEPT PER SHARE
                                                                                                        AMOUNTS)
Revenues..................................................................................    $   589,339      $   650,186
Operating Income (Loss)...................................................................    $   (59,623)     $    79,253
Net Income (Loss).........................................................................    $   (85,061)     $    40,458
Net Income (Loss) Available to Common Shareholders........................................    $   (88,122)     $    37,491
Basic and Diluted Income (Loss) Per Common Share..........................................    $     (1.02)     $      0.52
Weighted Average Common Shares Outstanding................................................         86,271           71,982

14. INCOME TAXES

      The Company's Canadian and United States pretax income (loss) are as follows:

                         LIONS GATE ENTERTAINMENT CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                        YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                                      MARCH 31, 2004   MARCH 31, 2003   MARCH 31, 2002
                                                                      --------------   --------------   ---------------
                                                                                    (AMOUNTS IN THOUSANDS)
Canada ............................................................          (14,477)          (3,162)           9,664
United States .....................................................   $      (77,246)  $        3,560   $      (52,996)
                                                                      --------------   --------------   --------------
                                                                      $      (91,723)  $          398   $      (43,332)
                                                                      ==============   ==============   ==============

      The Company's current and deferred income tax provision (benefits) are as follows:

                                                                        YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                                      MARCH 31, 2004   MARCH 31, 2003   MARCH 31, 2002
                                                                      --------------   --------------   ---------------
                                                                                    (AMOUNTS IN THOUSANDS)

Current ...........................................................   $          373   $        1,821   $        1,279
Deferred ..........................................................               --               --           (1,340)
                                                                      --------------   --------------   --------------
                                                                      $          373   $        1,821   $          (61)
                                                                      ==============   ==============   ==============
CANADA
Current ...........................................................              373            1,438            1,279
Deferred ..........................................................               --               --             (382)
                                                                      --------------   --------------   --------------
                                                                                 373            1,438              897
                                                                      --------------   --------------   --------------

UNITED STATES
Current ...........................................................         $     --   $          383         $     --
Deferred ..........................................................               --               --             (958)
                                                                      --------------   --------------   --------------
                                                                                  --              383             (958)
                                                                      --------------   --------------   --------------

Total .............................................................   $          373   $        1,821   $          (61)
                                                                      ==============   ==============   ==============

    The differences between income taxes expected at Canadian statutory income tax rates and the income tax provision (benefit) are as set forth below:

                                                                            YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                                          MARCH 31, 2004   MARCH 31, 2003   MARCH 31, 2002
                                                                          --------------   --------------   ---------------
                                                                                       (AMOUNTS IN THOUSANDS)
Income taxes (tax benefits) computed at Canadian statutory rate
  of 34%..............................................................    $      (31,186)  $          135   $      (14,733)
  Foreign and provincial operations subject to different income
    tax rates ........................................................               150          (18,104)          (3,611)
  Expenses not deductible for income tax purposes ....................             1,000              168            1,476
  Write-down of equity interests......................................                --               --            8,178
  Increase (decrease) in valuation allowance..........................            30,409           19,622            8,598
  Minority interests .................................................                --               --               31
                                                                          --------------   --------------   --------------
                                                                          $          373   $        1,821   $          (61)
                                                                          ==============   ==============   ==============

      The income tax effects of temporary differences between the book value and tax basis of assets and liabilities are as follows:

                                                    MARCH 31, 2004   MARCH 31, 2003
                                                    --------------   --------------
                                                        (AMOUNTS IN THOUSANDS)
CANADA
Assets
  Net operating losses .........................    $        9,182   $        9,067
  Accounts payable .............................               588              191
  Property and equipment .......................             1,056              371
  Other.........................................                27              884
  Valuation allowance...........................            (5,228)          (9,681)
                                                    --------------   --------------
                                                             5,625              832
Liabilities
  Property and equipment .......................            (5,611)          (1,911)
  Other ........................................               (14)             (11)
                                                    --------------   --------------
Net Canada......................................                --           (1,090)
                                                    --------------   --------------

UNITED STATES
Assets
  Net operating losses..........................            68,004           24,246
  Accounts payable .............................             9,849            6,050
  Other assets .................................             6,202            1,814
  Investment in Mandalay .......................                --            9,254
  Reserves .....................................            33,250               --
  Property and equipment .......................             3,093               --
  Other ........................................             3,408               --
  Valuation allowance ..........................           (76,627)         (32,211)
                                                    --------------   --------------
                                                            47,179            9,153

Liabilities
  Investment in film and television programs....           (41,937)          (8,687)
  Accounts receivable ..........................            (3,960)              --
  Property and equipment .......................              (484)              --
  Other ........................................              (798)              --
                                                    --------------   --------------
Net United States...............................                --              466
                                                    --------------   --------------
TOTAL ..........................................    $           --   $         (624)
                                                    ==============   ==============

                         LIONS GATE ENTERTAINMENT CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      The Company has certain U.S. federal tax attribute carry forwards, the benefits of which have not been recognized and an estimated valuation allowance has been provided for in the financial statements. At March 31, 2004, the Company had U.S. net operating loss carry forwards of approximately $162.9 million (2003 -- $66.4 million). The utilization of these carry forwards as an available offset to future taxable income is subject to limitations under U.S. federal income tax laws. If the net operating losses are not utilized, they expire in varying amounts, starting in 2007 and continuing through 2024. Finally, at March 31, 2004, approximately $14.1 million of the valuation allowance attributable to U.S. loss carry forwards would, to the extent those losses were utilized reduce goodwill. The Company also has U.S. capital loss carry forwards of $25.8 million which expire in 2008. At March 31, 2004, the Company had Canadian loss carry forwards of Cdn$29.0 million (U.S. $21.5 million) (2003 -- Cdn$47.2 million, $30.2 million) which expire in varying amounts, starting in 2006 and continuing through 2012. At March 31, 2004 and 2003, the Company has determined that deferred tax assets in the amount of $80.4 million and $40.2 million do not satisfy the recognition criteria set forth in SFAS No. 109, "Accounting for Income Taxes." Accordingly, the Company has recorded a valuation allowance for these amounts.

15. GOVERNMENT ASSISTANCE

      Tax credits earned for the year ended March 31, 2004 totaled $16.7 million (2003 -- $4.1 million; 2002 -- $7.1 million) of which $14.7 million is recorded as an offset to investment in films and television programs and $2.0 million (2003 -- $4.1 million, 2002 -- $7.1 million) is recorded as revenue. Accounts receivable at March 31, 2004 includes $16.8 million with respect to tax credits receivable (2003 -- $11.8 million).

      The Company is subject to routine inquiries and review by Regulatory authorities of its various incentive claims which have been received or are receivable. Adjustments of claims, if any, as a result of such inquiries or reviews, will be recorded at the time of such determination.

16. SEGMENT INFORMATION

      SFAS No. 131 "Disclosures About Segments of an Enterprise and Related Information" requires the Company to make certain disclosures about each reportable segment. The Company's reportable segments are determined based on the distinct nature of their operations and each segment is a strategic business unit that offers different products and services and is managed separately. The Company evaluates performance of each segment using segment profit (loss) as defined below. The Company has four reportable business segments: Motion Pictures; Television; Studio Facilities; and CineGate.

      Motion Pictures consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, video and television distribution of feature films produced and acquired and worldwide licensing of distribution rights to feature films produced and acquired.

      Television consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series and non-fiction programming.

      Studio Facilities consists of ownership and management of an eight-soundstage studio facility in Vancouver, Canada. Rental revenue is earned from soundstages, office and other services such as furniture, telephones and lighting equipment to tenants that produce or support the production of feature films, television series, movies and commercials. Tenancies vary from a few days to five years depending on the nature of the project and the tenant.

      Until fiscal 2002, CineGate provided management services to Canadian limited partnerships, including accessing tax credits to finance production in Canada. CineGate ceased operations in fiscal 2002 upon the rescission of the tax shelter business by the Canadian government.

      Segmented information by business is as follows:

                                                                        YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                                      MARCH 31, 2004   MARCH 31, 2003   MARCH 31, 2002
                                                                      --------------   --------------   ---------------
                                                                                   (AMOUNTS IN THOUSANDS)
Segment revenues
  Motion Pictures .................................................   $      308,922   $      200,095   $      158,318
  Television ......................................................           60,714           59,413           70,710
  Studio Facilities ...............................................            6,274            5,406            4,243

                         LIONS GATE ENTERTAINMENT CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  CineGate ........................................................               --               --            1,499
                                                                      --------------   --------------   --------------
                                                                      $      375,910   $      264,914   $      234,770
                                                                      ==============   ==============   ==============
Segment profit (loss)
  Motion Pictures .................................................   $      (45,317)  $       24,178   $         (706)
  Television ......................................................            1,526           (1,738)           1,520
  Studio Facilities ...............................................            4,021            3,497            2,288
  CineGate ........................................................               --               --            1,499
                                                                      --------------   --------------   --------------
                                                                      $      (39,770)  $       25,937   $        4,601
                                                                      ==============   ==============   ==============

    Segment profit (loss) is defined as segment revenue less segment direct operating, distribution and marketing and general and administration expenses and severance and relocation costs. The reconciliation of total segment profit
(loss) to the Company's income (loss) before income taxes is as follows:

                                                                        YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                                      MARCH 31, 2004   MARCH 31, 2003   MARCH 31, 2002
                                                                      --------------   --------------   ---------------
                                                                                   (AMOUNTS IN THOUSANDS)
Company's total segment profit (loss) .............................   $      (39,770)  $       25,937   $        4,601
Less:
  Corporate general and administration ............................          (16,577)         (11,615)          (8,679)
  Corporate severance and relocation costs ........................           (4,487)              --               --
  Write-down of other assets ......................................          (11,686)              --               --
  Depreciation ....................................................           (3,198)          (1,846)          (1,492)
  Interest ........................................................          (14,042)          (8,934)          (8,435)
  Interest rate swaps mark-to-market ..............................              206           (3,163)              --
  Other expenses ..................................................               --               --           (1,351)
  Minority interests ..............................................               --               --              (91)
  Write-down of equity interests ..................................               --               --          (24,052)
  Gain on dilution of equity interests ............................               --               --            2,186
  Gain on sale of equity interests ................................               --            2,131               --
  Other equity interests ..........................................           (2,169)          (2,112)          (6,019)
                                                                      --------------   --------------   --------------
Income (loss) before income taxes .................................   $      (91,723)  $          398   $      (43,332)
                                                                      ==============   ==============   ==============

      Revenue by geographic location, based on the location of the customers, with no other foreign country individually comprising greater than 10% of total revenue, is as follows:

                                                                        YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                                      MARCH 31, 2004   MARCH 31, 2003   MARCH 31, 2002
                                                                      --------------   --------------   ---------------
                                                                                   (AMOUNTS IN THOUSANDS)
Canada ............................................................   $       24,620   $       24,027   $       34,088
United States .....................................................          307,400          210,153          161,324
Other foreign .....................................................           43,890           30,734           39,358
                                                                      --------------   --------------   --------------
                                                                      $      375,910   $      264,914   $      234,770
                                                                      ==============   ==============   ==============

      Assets by geographic location are as follows:

                       MARCH 31, 2004   MARCH 31, 2003
                       --------------   --------------
                           (AMOUNTS IN THOUSANDS)
Canada .............   $       57,160   $       65,608
United States ......          705,523          275,083
                       --------------   --------------
                       $      762,683   $      340,691
                       ==============   ==============

      Goodwill by reportable business segment is as follows:

                       MARCH 31, 2004   MARCH 31, 2003
                       --------------   --------------
                           (AMOUNTS IN THOUSANDS)
Motion Pictures ....   $      161,395   $       26,918
Television .........            5,409            5,409
                       --------------   --------------
                       $      166,804   $       32,327
                       ==============   ==============

      Revenue from transactions with a single customer amount to greater than 10% of consolidated revenues for the year ended March 31, 2004. The total amount of revenue from the customer for the year ended March 31, 2004 was $42.5 million and was included in the motion pictures reporting segment. Accounts receivable due from a single customer amount to greater than 10% of consolidated accounts receivable at March 31, 2004. The total amount of gross accounts receivable due from the customer at March 31, 2004 was $38.2 million.

17. COMMITMENTS AND CONTINGENCIES

      Debt Maturity. Future annual principal debt repayments as of March 31, 2004 are as follows:

                                                                             YEAR ENDED MARCH 31,
                                           ----------------------------------------------------------------------------------------
                                              2005         2006         2007         2008         2009      THEREAFTER     TOTAL
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                                            (AMOUNTS IN THOUSANDS)
Bank loans .............................   $   21,474   $   20,000   $   20,000   $   20,000   $  244,700      $    --   $  326,174
Film obligations - Minimum guarantees
  initially incurred for a term of
  more than one year ...................        2,556        5,513        8,120           --           --           --       16,189
Film obligations - Film productions ....        8,141           --           --           --           --           --        8,141
Subordinated notes .....................           --        5,000           --           --           --       60,000       65,000
Debt ...................................        2,317        2,446          908        1,747       11,623           --       19,041
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                           $   34,488   $   32,959   $   29,028   $   21,747   $  256,323   $   60,000   $  434,545
                                           ==========   ==========   ==========   ==========   ==========   ==========   ==========

Contractual Commitments. Future annual commitments under contractual obligations as of March 31, 2004 are as follows:

                                            2005         2006         2007         2008         2009      THEREAFTER     TOTAL
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                                          (AMOUNTS IN THOUSANDS)
Operating leases .....................   $    3,306   $    2,564   $    2,018   $    2,010   $      427         $ --   $   10,325
Employment and consulting contracts ..       12,554        5,598        2,807        1,031           --           --       21,990
Unconditional purchase obligations ...       45,823        1,525           --           --           --           --       47,348
Distribution and marketing commitments       33,149           --           --           --           --           --       33,149
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                         $   94,832   $    9,687   $    4,825   $    3,041   $      427         $ --   $  112,812
                                         ==========   ==========   ==========   ==========   ==========   ==========   ==========

      Unconditional purchase obligations relate to the purchase of film rights for future delivery and advances to producers.

      Litigation. We are currently involved in an arbitration proceeding relating to our distribution of a motion picture. The plaintiff alleges that we did not release the film in accordance with the contract and has claimed damages for up to $35 million. Closing arguments were held in October 2003. The arbitrator rendered an award in favor of the claimant for $0.3 million that was paid by the Company in December 2003. The claimant made a motion to vacate the award with a Superior Court of the State of California. The motion was denied. The claimant has until July 2004 to file an appeal with the Appellate Court of the State of California. If the claimant does file the appeal and the appeal is granted, the matter is retried and we fail to prevail as we did in the first hearing on the key issues, this matter could have a material adverse effect on the results of operations of future periods. We deny these allegations and maintain that we acted within our rights.

      The Company is from time to time involved in various other claims, legal proceedings and complaints arising in the ordinary course of business. The Company does not believe that adverse decisions in any such pending or threatened proceedings, or any amount which the Company might be required to pay by reason thereof, would have a material adverse effect on the financial condition or future results of the Company.

      The Company has provided an accrual for estimated losses under the above proceedings as of March 31, 2004, in accordance with FAS 5 "Accounting for Contingencies."

      Operating Leases. The Company incurred rental expense of $2.3 million during the year ended March 31, 2004 (2003 -- $1.7 million, 2002 -- $2.1 million). The Company earned sublease income of $0.7 million during the year ended March 31, 2004 (2003 -- $0.6 million, 2002 -- $0.3 million).

                         LIONS GATE ENTERTAINMENT CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

18. FINANCIAL INSTRUMENTS

  (a) CREDIT RISK

      Accounts receivable include amounts receivable from Canadian governmental agencies in connection with government assistance for productions as well as amounts due from customers.

      Amounts receivable from governmental agencies amounted to 13.0% of accounts receivable at March 31, 2004 (2003 -- 17.2%). Concentration of credit risk with the Company's customers is limited due to the Company's customer base and the diversity of its sales throughout the world. The Company performs ongoing credit evaluations and maintains a provision for potential credit losses. The Company generally does not require collateral for its trade accounts receivable.

  (b) FORWARD CONTRACTS

      The Company enters into forward foreign exchange contracts to hedge its foreign currency exposures on future production expenses denominated in Canadian dollars. As of March 31, 2004, the Company had outstanding contracts to sell US$25.8 million in exchange for CDN$34.5 million over a period of twenty weeks at a weighted average exchange rate of CDN$1.3344. Changes in the fair value representing an unrealized fair value gain on foreign exchange contracts outstanding during the year ended March 31, 2004 amounted to $0.6 million and are included in accumulated other comprehensive income (loss), a separate component of shareholders' equity. These contracts are entered into with a major financial institution as counterparty. The Company is exposed to credit loss in the event of nonperformance by the counterparty, which is limited to the cost of replacing the contracts, at current market rates. The Company does not require collateral or other security to support these contracts. Gains and losses realized upon settlement of the foreign exchange contract are recorded as a component of the production costs being hedged. During the year ended March 31, 2004, the Company completed foreign exchange contracts denominated in Canadian dollars and gains resulting from the completed contracts of $1.1 million are amortized to the consolidated statement of operations on the same basis as the production expenses being hedged.

  (c) INTEREST RATE SWAPS

      The Company has a $350 million credit facility consisting of a $200 million U.S. dollar-denominated revolving credit facility, a $15 million Canadian dollar-denominated revolving credit facility and a $135 million U.S. dollar-denominated term-loan. The credit facility bears interest in the case of the revolving credit facility loan at 2.75% over the Adjusted LIBOR or the Canadian Bankers Acceptance rate and in the case of the term loan at 3.25% over the Adjusted LIBOR. The Company entered into a $100 million interest rate swap at an interest rate of 3.08%, commencing January 2003 and ending September 2005. The swap is in effect as long as three month LIBOR is less than 5.0%. During the year ended March 31, 2004, the Company recorded interest expense of $1.9 million (2003 -- $0.4 million) associated with the interest swap agreement. Fair value of the interest rate swap at March 31, 2004 is negative $2.3 million (March 31, 2003 -- negative $3.2 million). Change in the fair value representing a fair valuation gain on the interest rate swap during the year ended March 31, 2004 amount to $0.8 million (2003 -- loss of $3.2 million) and is included in the consolidated statements of operations. This contract is entered into with a major financial institution as counterparty. The Company is exposed to credit loss in the event of nonperformance by the counterparty, which is limited to the cost of replacing the contract, at current market rates. The Company does not require collateral or other security to support this contract.

      A subsidiary of the Company entered into a CDN$20 million interest rate swap at a fixed interest rate of 5.62%, commencing September 2003 and ending September 2008. The subsidiary entered into the interest rate swap as a condition of its loan which states the interest rates under the facility are to be fixed either by way of a fixed rate term loan or by way of an interest rate swap. During the year ended March 31, 2004, the subsidiary recorded interest expense of $1.0 million, including amounts incurred under the interest rate swap, that approximates the amount they would have paid if they had entered into a fixed rate loan agreement. Fair value of the interest rate swap at March 31, 2004 is negative $0.6 million. Change in the fair value representing a fair valuation loss on the interest rate swap during the year ended March 31, 2004 amount to $0.6 million (2003 -- nil) and is included in the consolidated statements of operations. This contract is entered into with a major financial institution as counterparty. The subsidiary is exposed to credit loss in the event of nonperformance by the counterparty, which is limited to the cost of replacing the contract, at current market rates.

19.   SUPPLEMENTARY CASH FLOW STATEMENT INFORMATION

      (a) Interest paid during the year ended March 31, 2004 amounted to $11.7 million (2003 -- $8.6 million; 2002 -- $9.9 million).

                         LIONS GATE ENTERTAINMENT CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      (b) Income taxes paid during the year ended March 31, 2004 amounted to $1.9 million (2003 -- $1.2 million; 2002 -- $0.4 million).

20.   RECONCILIATION TO CANADIAN GAAP

      The consolidated financial statements of the Company have been prepared in accordance with U.S. GAAP. The material differences between the accounting policies used by the Company under U.S. GAAP and Canadian GAAP are disclosed below in accordance with the provisions of the Securities and Exchange Commission and the National Instrument adopted by certain securities authorities in Canada.

      Under Canadian GAAP, the net income (loss) and loss per share figures for the years ended March 31, 2004, 2003 and 2002, and the shareholders' equity as at March 31, 2004 and 2003 are as follows:

                                                                            NET INCOME (LOSS)
                                                                 -----------------------------------  SHAREHOLDERS' EQUITY
                                                                 YEAR ENDED   YEAR ENDED  YEAR ENDED  --------------------
                                                                  MARCH 31,    MARCH 31,   MARCH 31,   MARCH 31,  MARCH 31,
                                                                    2004        2003        2002        2004        2003
                                                                    ----        ----        ----        ----        ----
                                                                       (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
AS REPORTED UNDER U.S. GAAP ...................................   $(92,096)   $ (1,423)   $(43,271)   $ 69,609    $ 43,632
Accounting for capitalized pre-operating costs -- Mandalay(a)..         --          --      (3,074)         --          --
Adjustment for capitalized pre-operating costs(b) .............       (614)       (614)       (614)         --         614
Interest rate swaps mark-to-market(c) .........................       (206)      3,163          --       2,957       3,163
Adjustment for consolidation of CineGroupe(l) .................     (2,333)         --          --          --          --
Accounting for business combinations(d) .......................         --          --          --       1,145       1,145
Accounting for income taxes(e) ................................         --          --          --      (1,900)     (1,900)
Accounting for stock-based compensation(j) ....................      1,740          --          --          --          --
Adjustment for accretion on subordinated notes(g) .............       (809)         --          --        (809)         --
Adjustment for amortization of subordinated note issue costs(g)         48          --          --          48          --
Adjustment for amortization of debt financing costs(h) ........         98          --          --          98          --
Reclassification of conversion feature of subordinated notes to
  shareholders' equity(g) .....................................         --          --          --      16,269          --
Reclassification of Series A preferred shares to shareholders'
  equity(f) ...................................................         --          --          --          --      28,031
Other comprehensive income (loss) (net of tax of nil)(i) ......         --          --          --        (590)         32
                                                                  --------    --------    --------    --------    --------
NET INCOME (LOSS)/SHAREHOLDERS' EQUITY UNDER CANADIAN GAAP ....   $(94,172)   $  1,126    $(46,959)   $ 86,827    $ 74,717
                                                                  ========    ========    ========    ========    ========
BASIC AND DILUTED LOSS PER COMMON SHARE UNDER CANADIAN GAAP ...   $  (1.35)   $   0.06    $  (1.18)
                                                                  ========    ========    ========

      Reconciliation of movement in Shareholders' Equity under Canadian GAAP:

                                                                  MARCH 31,    MARCH 31,     MARCH 31,
                                                                    2004          2003         2002
                                                                  ---------    ---------    ---------
                                                                        (AMOUNTS IN THOUSANDS)
BALANCE AT BEGINNING OF THE YEAR ............................     $  74,717    $  75,394    $ 124,843
Increase in common shares ...................................       117,894           --        2,135
Increase (decrease) in preferred shares .....................       (32,519)       1,768          815
Increase in additional paid in capital ......................        20,528           --           --
Deconsolidation of CineGroupe's net deficiency in equity ....         2,333           --           --
Dividends paid on Series A preferred shares .................          (387)      (1,584)      (1,592)
Accretion on Series A preferred shares(g) ...................        (1,127)      (2,049)      (2,089)
Net income (loss) under Canadian GAAP .......................       (94,172)       1,126      (46,959)
Adjustment to cumulative translation adjustments account(i)..          (440)          62       (1,759)
                                                                  ---------    ---------    ---------
BALANCE AT END OF THE YEAR ..................................     $  86,827    $  74,717    $  75,394
                                                                  =========    =========    =========

  (a) ACCOUNTING FOR CAPITALIZED PRE-OPERATING COSTS -- MANDALAY

      Under U.S. GAAP, all start-up costs are required to be expensed as incurred. Under Canadian GAAP, pre-operating costs incurred by Mandalay were deferred and amortized to income until March 31, 2002. The remaining unamortized pre-operating costs of $1.2 million at March 31, 2002 were included in loss from discontinued operation under Canadian GAAP. The amounts are presented net of income taxes of nil until March 31, 2002.

  (b) ACCOUNTING FOR CAPITALIZED PRE-OPERATING PERIOD COSTS -- ONE-HOUR SERIES BUSINESS

                         LIONS GATE ENTERTAINMENT CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      Under U.S. GAAP, all start-up costs are required to be expensed as incurred. Under Canadian GAAP, the Company deferred certain pre-operating costs related to the launch of the television one-hour series business amounting to $3.0 million. This amount is being amortized over five years commencing in the year ended March 31, 2000 and was fully amortized at March 31, 2004.

  (c) INTEREST SWAPS MARK-TO-MARKET

      Under U.S. GAAP, the interest swaps do not meet the criteria of effective hedges and therefore the fair valuation gain of $0.8 million for the year ended March 31, 2004 (2003 -- loss of $3.2 million) on the Company's interest swap and fair valuation loss of $0.6 million for the year ended March 31, 2004 (2003 -- nil) on a subsidiary company's interest swap are recorded in the consolidated statement of operations. Under Canadian GAAP, the interest swaps are effective hedges and no fair valuation adjustments are recorded.

  (d) ACCOUNTING FOR BUSINESS COMBINATIONS

      Under U.S. GAAP, costs related to the acquiring company must be expensed as incurred. Under Canadian GAAP, prior to January 1, 2001, costs related to restructuring activities of an acquiring company were considered in the purchase price allocation. In fiscal 2001, the Company included $1.4 million of such costs in the purchase price for an acquired company under Canadian GAAP. The amount is presented net of income taxes of $0.3 million.

  (e) ACCOUNTING FOR INCOME TAXES

      SFAS 109 requires deferred tax assets and liabilities be recognized for temporary differences, other than non-deductible goodwill, arising in a business combination. In the year ended March 31, 2000, under U.S. GAAP, goodwill was increased to reflect the additional deferred tax liability resulting from temporary differences arising on the acquisition of Lions Gate Studios in fiscal 1999. Under Canadian GAAP, the Company recorded a charge to retained earnings when the deferred tax liability was established upon adoption of the applicable accounting standard in 2001; accordingly, there is a difference in the carrying amount of goodwill arising in the business combination of $1.9 million as at March 31, 2004 (March 31, 2003 -- $1.9 million).

  (f) RECLASSIFICATION OF SERIES A PREFERRED SHARES AND ACCRETION ON SERIES A PREFERRED SHARES

      Under U.S. GAAP, the Company's preferred shares would be presented outside of shareholders' equity. Under Canadian GAAP, the preferred shares have been included in shareholders' equity as the Company considered the likelihood of redemption by the holders to be remote. During the year ended March 31, 2004 all preferred shares were repurchased or converted to common shares.

      Under U.S. GAAP, the carrying amount of the preferred shares at the date of the offering of $27.6 million is the residual value arrived at by taking the $33.2 million proceeds less the fair value of the share purchase warrants of $3.9 million less share issue costs of $1.7 million. Under Canadian GAAP, the fair value of the basic preferred shares of $25.9 million was determined using the residual value method arrived at by taking the $33.2 million proceeds less the fair value of the common share purchase warrants of $3.9 million and the preferred share conversion feature of $3.4 million.

      Under US GAAP, the difference between the initial carrying value and the redemption price of $34.8 million was being accreted as a charge to accumulated deficit using the effective interest method over five years whereas, under Canadian GAAP, the difference was being accreted as a charge to accumulated deficit on a straight-line basis over five years. During the year ended March 31, 2004 all preferred shares were repurchased or converted to common shares and the Company is no longer calculating an accretion charge to accumulated deficit.

  (g) RECLASSIFICATION OF CONVERSION FEATURE OF SUBORDINATED NOTES, ACCRETION ON SUBORDINATED NOTES AND AMORTIZATION OF SUBORDINATED NOTES ISSUE COSTS

      Under U.S. GAAP, the conversion feature of the Notes, as explained in note 8, is not accounted for separately. Under Canadian GAAP, the conversion feature of the Notes is valued at $16.3 million, net of placement agents' fees and offering expenses of $1.0 million and, accordingly, shareholders' equity is increased by $16.3 million.

                         LIONS GATE ENTERTAINMENT CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      Under U.S. GAAP the principal amount and the carrying amount of the Notes are the same and therefore no accretion is required whereas, under Canadian GAAP, the difference between the principal amount of $60.0 million and the original net carrying amount of $42.7 million is being accreted on a straight-line basis over seven years as a charge to interest expense.

      Under U.S. GAAP all of the placement agents' fees and offering expenses are capitalized and amortized over seven years as a charge to interest expense whereas, under Canadian GAAP, the placement agents' fees and offering expenses have been allocated to the conversion feature and to debt. The portion allocated to debt is being amortized on a straight-line basis over seven years, as a charge to interest expense.

  (h) ACCOUNTING FOR AMORTIZATION OF DEBT FINANCING COSTS

      Under U.S. GAAP, capitalized debt financing in the amount of $4.3 million allocated to the Company's term loan is being amortized using the effective interest method over the term of the loan as a charge to interest expense whereas, under Canadian GAAP, the same amount is being amortized on a straight-line basis over the term of the loan.

  (i) COMPREHENSIVE INCOME (LOSS)

      Comprehensive loss consists of net income (loss) and other gains and losses affecting shareholders' equity that, under U.S. GAAP are excluded from the determination of net income (loss). Under U.S. GAAP, comprehensive income
(loss) includes cumulative translation adjustments, unrealized gains (losses) on securities and unrealized gains on foreign exchange contracts, net of income taxes of nil. Under Canadian GAAP, cumulative translation adjustments are included as a separate component of shareholders' equity and unrealized gains or losses on foreign exchange contracts are not recorded.

  (j) ACCOUNTING FOR STOCK BASED COMPENSATION

      The Company has elected to use the intrinsic value method in accounting for stock based compensation. In accordance with CICA Section 3870, the following pro forma disclosures are provided about the costs of stock-based compensation awards using the fair value method.

      The weighted average estimated fair value of each stock option granted in the year ended March 31, 2004 was $0.86 (2003 -- $0.58). The total stock compensation expense for disclosure purposes for the year ended March 31, 2004, based on the fair value of the stock options granted, would be $0.7 million (2003 -- $0.2 million). This disclosure is prospective and therefore does not include the fair value of stock options granted prior to April 1, 2002.

      For disclosure purposes the fair value of each stock option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for stock options granted: a dividend yield of 0%, expected volatility of 30% (2003 -- 30%), risk-free interest rate of 3.8 % (2003 -- 2.6%) and expected life of five years.

      The following pro forma basic loss per common share includes stock compensation expense for stock options issued, stock options modified and warrants modified:

                                                                                  YEAR ENDED       YEAR ENDED
                                                                                MARCH 31, 2004   MARCH 31, 2003
                                                                                --------------   --------------
                                                                               (AMOUNTS IN THOUSANDS, EXCEPT
                                                                                     PER SHARE AMOUNTS)
The resulting pro forma basic loss per common share is calculated as follows:
Numerator:
  Net loss available to common shareholders under Canadian GAAP .............       $(95,686)       $ (2,507)
  Less: stock compensation expense calculated using intrinsic value method ..             --              --
  Add: stock compensation expense for options issued and modified calculated
   using fair value method ..................................................         (1,539)           (198)
  Add: incremental fair value of modified warrants ..........................         (2,031)             --
                                                                                    --------        --------
  Adjusted net loss available to common shareholders ........................       $(99,256)       $ (2,705)
                                                                                    ========        ========
Denominator:
   Weighted average common shares outstanding (thousands) ...................         70,656          43,232
                                                                                    ========        ========
Adjusted basic and diluted loss per common share ............................       $  (1.40)       $  (0.06)
                                                                                    ========        ========

                         LIONS GATE ENTERTAINMENT CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      During the quarter ended September 30, 2003 the Company modified terms of 3,048,000 options of certain officers of the Company. Under U.S. GAAP, the modification of these options is treated as an exchange of the original award for a new award and the resulting expense of $0.7 million for the year ended March 31, 2004 (2003 -- nil, 2002 -- nil) is recorded as stock-based compensation. Under Canadian GAAP, the Company has elected to use the intrinsic value method in accounting for stock-based compensation, which did not result in additional compensation expense under Canadian GAAP. Under Canadian GAAP, under the fair value method, the value of the new award is measured as the fair value at the date the new award is granted and the value of the old award is its fair value immediately before its terms were modified. The additional compensation cost for the incremental fair value of the new award plus unallocated compensation costs for the old award is attributed over the remaining service period. In the case of the options modified the total additional compensation to be expensed over the service period is $0.8 million. At March 31, 2004, there are no additional service requirements on these options and the $0.8 million incremental fair value relating to these options would be expensed for disclosure purposes for the year ending March 31, 2004.

During the quarter ending December 31, 2003, the Company modified the terms of 250,000 options of a certain past director of the Company, amending the price of the options to be consistent with those granted to other Directors. The expiry date and vesting period were unchanged. Under U.S. GAAP, the modification of these options is treated as an exchange of the original award for a new award and the options are valued using variable accounting for stock-based compensation until they are exercised, forfeited or expire. Under U.S. GAAP, this resulted in additional compensation cost for the year ended March 31, 2004 of $0.9 million. Under Canadian GAAP, the Company has elected to use the intrinsic value method in accounting for stock-based compensation, which did not result in additional compensation expense under Canadian GAAP. Under Canadian GAAP, under the fair value method the value of the new award is measured as the fair value at the date the new award is granted and the value of the old award is its fair value immediately before its terms were modified. The additional compensation cost for the incremental fair value of the new award plus unallocated compensation costs for the old award is attributed over the remaining service period. In the case of the options modified the total additional compensation to be expensed over the service period is not material. At March 31, 2004, there are no additional service requirements on these options and the incremental fair value relating to these options would be expensed for disclosure purposes for the year ending March 31, 2004.

      Options were granted to a certain employee of the Company with an exercise price determined at a future date. Under U.S. GAAP, these options are valued using variable accounting for stock-based compensation and the resulting expense of $0.1 million for the year ended March 31, 2004 (2003 -- nil, 2002 -- nil) is recorded as stock-based compensation. Under Canadian GAAP, the Company has elected to use the intrinsic value method in accounting for stock based compensation and these options did not result in additional compensation expense.

      On December 15, 2003, the Board of Directors of the Company resolved that the term of the Company's 5,525,000 warrants issued in December 1999 would be extended by one year. The warrants will expire January 1, 2005 instead of January 1, 2004. The modification of these warrants is treated as an exchange of the original warrant for a new warrant. The fair value of the new warrant is measured at the date the new warrant is issued and the value of the old warrant is its fair value immediately before its terms were modified. Under U.S. GAAP, the additional incremental fair value of the new warrant is $2.0 million for the year ended March 31, 2004 and is considered a distribution to preferred shareholders and therefore is included in net loss available to common shareholders. Under Canadian GAAP, the additional incremental fair value of the new warrant is included for disclosure purposes only in the pro forma basic loss per common share table above.

  (k) INCOME (LOSS) PER SHARE

      Basic income (loss) per share under Canadian GAAP is calculated as follows:

                                                             YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                          MARCH 31, 2004   MARCH 31, 2003  MARCH 31, 2002
                                                         ---------------- ---------------- ---------------
                                                          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Numerator:
Net income (loss) ....................................       $(94,172)       $  1,126        $(46,959)
Less:
  Dividends on Series A preferred shares .............           (387)         (1,584)         (1,592)
  Accretion on Series A preferred shares .............         (1,127)         (2,049)         (2,089)
                                                             --------        --------        --------
Net loss available to common shareholders ............       $(95,686)       $ (2,507)       $(50,640)
                                                             ========        ========        ========
Denominator:

                         LIONS GATE ENTERTAINMENT CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Weighted average common shares outstanding (thousands)...      70,656          43,232          42,753
                                                             ========        ========        ========
Basic and diluted loss per share ........................    $  (1.35)       $  (0.06)       $  (1.18)
                                                             ========        ========        ========

  (l) CONSOLIDATED FINANCIAL STATEMENTS

      On July 10, 2001, as a condition of a $9.2 million equity financing with a third party, CineGroupe's Shareholders' Agreement was amended to allow for certain participatory super-majority rights to be granted to the shareholders. Therefore, under U.S. GAAP, the Company was precluded from consolidating CineGroupe and accounted for its 29.4% ownership of CineGroupe, commencing April 1, 2001, using the equity method. Under Canadian GAAP, CineGroupe was consolidated. For the years ended March 31, 2003 and 2002, there is no impact on net income (loss) under Canadian GAAP. During the year ended March 31, 2004, under U.S. GAAP, the Company's investment in CineGroupe was reduced to nil and therefore the Company did not record any additional losses under the equity method as it had no further funding requirements. However, under Canadian GAAP, under the consolidation method, the Company continued to consolidate CineGroupe's results until January 1, 2004 when the Company deconsolidated the assets and liabilities of CineGroupe as described below.

      During the year ended March 31, 2004, the Company evaluated its investment in CineGroupe as CineGroupe was unable to meet its financial obligations in the ordinary course of business and sought protection under the Companies Creditors Arrangement Act ("CCAA") in December 2003. Under U.S. GAAP the Company recorded a provision of $8.1 million against debentures and other receivables due from CineGroupe at December 31, 2003. On January 1, 2004, the Company determined that as a result of a CCAA filing it no longer had the ability to control or to significantly influence CineGroupe. Under U.S. GAAP, this determination had no effect as the investment in CineGroupe was nil and debentures and other receivables due from CineGroupe had been provided for at December 31, 2003. Under Canadian GAAP, effective January 1, 2004, the Company deconsolidated the assets and liabilities of CineGroupe, resulting in a net deficiency in equity of $2.3 million which was recorded as an adjustment to accumulated deficit, and wrote-off $8.1 million of convertible debentures and other receivables due from CineGroupe, which as intercompany debentures and receivables, were previously eliminated on consolidation.

      Accounting for CineGroupe using the consolidation method for the period April 1, 2003 to December 31, 2003 and for the year ending March 31, 2003 under Canadian GAAP would increase the unaudited condensed consolidated statements of operations items to the following amounts:

                                                                       YEAR ENDED       YEAR ENDED
                                                                     MARCH 31, 2004   MARCH 31, 2003
                                                                     --------------   --------------
                                                                         (AMOUNTS IN THOUSANDS)
Revenues..........................................................    $   384,891      $   293,073
Direct operating expenses.........................................    $   191,849      $   155,369
Distribution and marketing expenses...............................    $   207,065      $    87,752
General and administration expenses...............................    $    45,446      $    32,252

      At March 31, 2004, CineGroupe is being accounted for at cost and the investment is nil under Canadian and U.S. GAAP and therefore there are no differences on the consolidated balance sheet at March 31, 2004. The impact of using the consolidation method under Canadian GAAP on the consolidated balance sheet at March 31, 2003 would be an increase in total assets to $386.7 million and an increase in total liabilities to $315.0 million.

  (m) VARIABLE INTEREST ENTITIES

      In January 2003, the FASB issued Interpretation No. ("FIN") 46, "Consolidation of Variable Interest Entities", which is effective for financial statements of public companies that have special purpose entities for periods ending after December 15, 2003 and for public companies without special purpose entities for periods ending after March 15, 2004. The standard establishes criteria to identify variable interest entities ("VIE") and the primary beneficiary of such entities. An entity that qualifies as a VIE must be consolidated by its primary beneficiary. Accordingly, under U.S. GAAP the Company has consolidated its VIE and special purpose entities as of March 31, 2004. In June 2003, the CICA released AcG-15, "Consolidation of Variable Interest Entities", to be applied by companies for periods beginning on or after November 1, 2004. Accordingly, under Canadian GAAP, the Company will apply this standard when it becomes effective.

      Under U.S. GAAP, the Company has identified Christal Films Distribution Inc. ("Christal") as a VIE as the voting rights of some investors in Christal are not proportional to the economic interests and substantially all of Christal's activities either involved or were

                         LIONS GATE ENTERTAINMENT CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

conducted on behalf of the Company with the disproportionately fewer voting rights as of the determination date. Additionally, the Company has determined that it is the primary beneficiary as the Company would have to absorb greater than 50% of Christal's expected losses and has the right to more than 50% of their expected residual returns. Under FIN 46, an entity that qualifies as a VIE must be consolidated by its primary beneficiary and therefore the Company has consolidated Christal under U.S. GAAP.

      Only the balance sheet information of Christal is consolidated under U.S. GAAP because the effective date is March 31, 2004 and restatement or early adoption is not required. The impact of deconsolidating Christal under Canadian GAAP on the consolidated balance sheet at March 31, 2004 would be to decrease total assets to $755.0 million and to decrease liabilities to $685.4 million.

21.   QUARTERLY FINANCIAL DATA (UNAUDITED)

      Certain quarterly information is presented below:

                                                   FIRST QUARTER   SECOND QUARTER   THIRD QUARTER   FOURTH QUARTER
                                                   --------------  --------------   -------------   --------------
                                                                        (AMOUNTS IN THOUSANDS)
2004
Revenues.......................................      $    53,335     $  93,051       $   70,619      $   158,905
Direct operating expenses......................      $    22,456     $  48,140       $   42,535      $    68,167
Net loss.......................................      $   (12,752)    $    (274)      $  (35,744)     $   (43,326)
Basic and diluted loss per share...............      $     (0.28)    $   (0.01)      $    (0.43)     $     (0.50)

                                                   FIRST QUARTER   SECOND QUARTER   THIRD QUARTER   FOURTH QUARTER
                                                   --------------  --------------   -------------   --------------
                                                                        (AMOUNTS IN THOUSANDS)
2003
Revenues.......................................      $  81,507       $  66,891       $   56,021       $  60,495
Direct operating expenses......................      $  35,506       $  38,740       $   25,520       $  34,156
Net income (loss)..............................      $   2,227       $    (589)      $      476       $  (3,537)
Basic and diluted income (loss) per share......      $    0.03       $   (0.03)      $    (0.01)      $   (0.10)

Basic and diluted income (loss) per share is based on the weighted average common shares outstanding at the end of each quarter.

22.   CONSOLIDATING FINANCIAL INFORMATION

      On December 3, 2003, the Company sold $60.0 million of 4.875% Convertible Senior Subordinated Notes ("4.875% Notes"), through its wholly owned U.S. subsidiary Lions Gate Entertainment Inc. (the "Issuer"). The Notes, by their terms, are fully and unconditionally guaranteed by the Company. On April 2, 2004, the Company filed a registration statement on Form S-3 to register the resale of Notes and common shares issuable on conversion of the Notes. On April 29, 2004, the registration statement was declared effective by the Securities and Exchange Commission.

      The following tables present condensed consolidating financial information as of March 31, 2004 and 2003 and for the years ended March 31, 2004, 2003 and 2002 for (1) the Company, on a stand-alone basis, (2) the Issuer, on a stand-alone basis, (3) the non-guarantor subsidiaries of the Company (including the subsidiaries of the Issuer) on a combined basis (collectively, the "Other Subsidiaries") and (4) the Company on a consolidated basis.

                                                                                  AS OF MARCH 31, 2004
                                                    -------------------------------------------------------------------------------
                                                       LIONS GATE         LIONS GATE          OTHER     CONSOLIDATING  LIONS GATE
                                                    ENTERTAINMENT CORP. ENTERTAINMENT INC. SUBSIDIARIES  ADJUSTMENTS   CONSOLIDATED
                                                    ------------------  ------------------ -----------   ------------  ------------
                                                                                 (AMOUNTS IN THOUSANDS)
BALANCE SHEET
ASSETS
Cash and cash equivalents .......................       $   1,005        $      (9)         $   6,093      $      --     $   7,089
Accounts receivable, net ........................             180               75            128,990             --       129,245
Investment in films and television programs .....              --               --            406,170             --       406,170
Property and equipment ..........................              87              236             29,338             --        29,661
Goodwill ........................................              --               --            166,804             --       166,804
Other assets ....................................             141           14,246              9,327             --        23,714
Investment in subsidiaries ......................         226,691          210,688                 --       (437,379)           --
Future income taxes .............................           1,824               --             (1,824)            --            --
                                                        ---------        ---------          ---------      ---------     ---------
                                                        $ 229,928        $ 225,236          $ 744,898      $(437,379)    $ 762,683
                                                        =========        =========          =========      =========     =========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

                         LIONS GATE ENTERTAINMENT CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Bank loans ......................................       $      --        $ 324,700          $   1,474      $      --     $ 326,174
Accounts payable and accrued liabilities ........           1,183            8,850            119,691             --       129,724
Film obligations ................................              --               --            114,068             --       114,068
Subordinated notes ..............................                           60,000              5,000                       65,000
Debt ............................................              --               --             19,041             --        19,041
Deferred revenue ................................              --               --             38,932             --        38,932
Minority interests ..............................              --               --                135             --           135
Intercompany payables (receivables) .............        (103,124)        (144,035)           262,738        (15,579)           --
Intercompany equity .............................         262,260           93,217            306,545       (662,022)           --
Shareholders' equity (deficiency) ...............          69,609         (117,496)          (122,726)       240,222        69,609
                                                        ---------        ---------          ---------      ---------     ---------
                                                        $ 229,928        $ 225,236          $ 744,898      $(437,379)    $ 762,683
                                                        =========        =========          =========      =========     =========

                                                                                YEAR ENDED MARCH 31, 2004
                                                ----------------------------------------------------------------------------------
                                                    LIONS GATE         LIONS GATE         OTHER       CONSOLIDATING    LIONS GATE
                                                ENTERTAINMENT CORP. ENTERTAINMENT INC. SUBSIDIARIES    ADJUSTMENTS     CONSOLIDATED
                                                ------------------- ------------------ ------------    -----------     ------------
                                                                                 (AMOUNTS IN THOUSANDS)
STATEMENT OF OPERATIONS
REVENUES ....................................       $   1,328            $     --       $ 375,329      $    (747)       $ 375,910
EXPENSES:
  Direct operating ..........................              --                  --         181,298             --          181,298
  Distribution and marketing ................              --                  --         207,045             --          207,045
  General and administration ................           3,561              13,289          26,723           (747)          42,826
  Severance and relocation costs ............             119               4,946             510             --            5,575
  Write-down of other assets .................          5,409                  --           6,277             --           11,686
  Depreciation ..............................             146                 606           2,446             --            3,198
                                                    ---------           ---------       ---------      ---------        ---------
  Total expenses .............................          9,235              18,841         424,299           (747)         451,628
                                                    ---------           ---------       ---------      ---------        ---------
OPERATING LOSS ..............................          (7,907)            (18,841)        (48,970)            --          (75,718)
                                                    ---------           ---------       ---------      ---------        ---------
OTHER EXPENSES (INCOME):
  Interest ..................................            (124)             11,655           2,511             --           14,042
  Interest rate swaps mark-to-market ........              --                (833)            627             --             (206)
                                                    ---------           ---------       ---------      ---------        ---------
  Total other expenses (income), net .........           (124)             10,822           3,138             --           13,836
                                                    ---------           ---------       ---------      ---------        ---------
LOSS BEFORE EQUITY INTERESTS AND INCOME
  TAXES .....................................          (7,783)            (29,663)        (52,108)            --          (89,554)
Equity interests ............................          84,313              50,358           2,169       (134,671)           2,169
                                                    ---------           ---------       ---------      ---------        ---------
LOSS BEFORE INCOME TAXES ....................         (92,096)            (80,021)        (54,277)       134,671          (91,723)
Income tax provision ........................              --                  --             373             --              373
                                                    ---------           ---------       ---------      ---------        ---------
NET LOSS ....................................       $ (92,096)          $ (80,021)      $ (54,650)     $ 134,671        $ (92,096)
                                                    =========           =========       =========      =========        =========

                                                                            YEAR ENDED MARCH 31, 2004
                                                ----------------------------------------------------------------------------------
                                                    LIONS GATE         LIONS GATE         OTHER       CONSOLIDATING    LIONS GATE
                                                ENTERTAINMENT CORP. ENTERTAINMENT INC. SUBSIDIARIES    ADJUSTMENTS     CONSOLIDATED
                                                ------------------- ------------------ ------------    -----------     ------------
                                                                             (AMOUNTS IN THOUSANDS)
STATEMENT OF CASH FLOWS
NET CASH FLOWS PROVIDED BY (USED IN) OPERATING
  ACTIVITIES ................................       $ (63,538)         $(113,964)       $  61,091            $ --       $(116,411)
                                                    ---------          ---------        ---------       ---------       ---------
FINANCING ACTIVITIES:
  Issuance of common shares .................         107,162                 --               --              --         107,162
  Redemption of Series A preferred shares ...         (18,090)                --               --              --         (18,090)
  Dividends paid on Series A preferred
   shares ...................................            (387)                --               --              --            (387)
  Financing fees paid .......................             (67)           (11,335)              --              --         (11,402)
  Increase in subordinated notes, net of
   issue costs ..............................              --             56,347               --                          56,347
  Increase (decrease) in bank loans .........         (18,184)           216,116          (54,899)             --         143,033
  Decrease in production loans ..............              --                 --           (1,273)             --          (1,273)
  Increase (decrease) in debt ...............         (12,186)                --            3,967              --          (8,219)
                                                    ---------          ---------        ---------       ---------       ---------
NET CASH FLOWS PROVIDED BY (USED IN) FINANCING
  ACTIVITIES ................................          58,248            261,128          (52,205)             --         267,171
                                                    ---------          ---------        ---------       ---------       ---------
INVESTING ACTIVITIES:
  Acquisition of Artisan Entertainment Inc.,
  net of cash acquired ......................              --           (148,870)              --              --        (148,870)
  Purchase of property and equipment .........             --               (201)            (659)             --            (860)
                                                    ---------          ---------        ---------       ---------       ---------
NET CASH FLOWS USED IN INVESTING ACTIVITIES..              --           (149,071)            (659)             --        (149,730)
                                                    ---------          ---------        ---------       ---------       ---------
NET CHANGE IN CASH AND CASH EQUIVALENTS .....          (5,290)            (1,907)           8,227              --           1,030
FOREIGN EXCHANGE EFFECT ON CASH .............           6,421                192           (7,405)             --            (792)
CASH AND CASH EQUIVALENTS -- BEGINNING OF
 YEAR ........................................           (126)             1,706            5,271              --           6,851
                                                    ---------          ---------        ---------       ---------       ---------
CASH AND CASH EQUIVALENTS -- END OF YEAR ....       $   1,005          $      (9)       $   6,093            $ --       $   7,089
                                                    =========          =========        =========       =========       =========

                         LIONS GATE ENTERTAINMENT CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            YEAR ENDED MARCH 31, 2004
                                                -----------------------------------------------------------------------------------
                                                    LIONS GATE         LIONS GATE         OTHER       CONSOLIDATING    LIONS GATE
                                                ENTERTAINMENT CORP. ENTERTAINMENT INC. SUBSIDIARIES    ADJUSTMENTS     CONSOLIDATED
                                                ------------------- ------------------ ------------    -----------     ------------
                                                                             (AMOUNTS IN THOUSANDS)
RECONCILIATION OF NET LOSS TO CANADIAN GAAP
AS REPORTED UNDER U.S. GAAP .................        $(92,096)         $(80,021)        $(54,650)       $ 134,671        $(92,096)
Adjustment for capitalized pre-operating
 costs ......................................            (614)             (614)            (614)           1,228            (614)
Interest rate swaps mark-to-market ..........            (206)             (833)             627              206            (206)
Adjustment for consolidation of
 CineGroupe (m) .............................          (2,333)               --           (2,333)           2,333          (2,333)
Accounting for stock-based compensation .....           1,740               815               --             (815)          1,740
Adjustment for accretion on subordinated
 notes ......................................            (809)             (809)              --              809            (809)
Adjustment for amortization of subordinated
 note issue costs ...........................              48                48               --              (48)             48
Adjustment for amortization of debt
 financing costs ............................              98                98               --              (98)             98
                                                     --------          --------         --------        ---------        --------
NET LOSS UNDER CANADIAN GAAP ................        $(94,172)         $(81,316)        $(56,970)       $ 138,286        $(94,172)
                                                     ========          ========         ========        =========        ========

                                                                                  AS OF MARCH 31, 2004
                                                   -----------------------------------------------------------------------------
                                                       LIONS GATE          LIONS GATE        OTHER     CONSOLIDATING  LIONS GATE
                                                   ENTERTAINMENT CORP. ENTERTAINMENT INC. SUBSIDIARIES  ADJUSTMENTS  CONSOLIDATED
                                                   ------------------- ------------------ ------------  -----------  ------------
                                                                                (AMOUNTS IN THOUSANDS)
RECONCILIATION OF SHAREHOLDERS' EQUITY
 (DEFICIENCY) TO CANADIAN GAAP
AS REPORTED UNDER U.S. GAAP ...................          $ 69,609         $(117,496)       $(122,726)    $ 240,222     $ 69,609
Interest rate swaps mark-to-market ............             2,957             2,957                         (2,957)       2,957
Accounting for business combinations ..........             1,145             1,145            1,145        (2,290)       1,145
Accounting for income taxes ...................            (1,900)               --           (1,900)        1,900       (1,900)
Adjustment for accretion on subordinated
 notes ........................................              (809)             (809)              --           809         (809)
Adjustment for amortization of subordinated
 note issue costs .............................                48                48               --           (48)          48
Adjustment for amortization of debt financing
 costs ........................................                98                98               --           (98)          98
Reclassification of conversion feature of
  subordinated notes to shareholders' equity ..            16,269                --               --            --       16,269
Other comprehensive loss ......................              (590)             (590)            (590)        1,180         (590)
                                                         --------         ---------        ---------     ---------     --------
SHAREHOLDERS' EQUITY (DEFICIENCY) UNDER
 CANADIAN GAAP ................................          $ 86,827         $(114,647)       $(124,071)    $ 238,718     $ 86,827
                                                         ========         =========        =========     =========     ========

                                                                                  AS OF MARCH 31, 2003
                                                   -----------------------------------------------------------------------------
                                                       LIONS GATE          LIONS GATE        OTHER     CONSOLIDATING  LIONS GATE
                                                   ENTERTAINMENT CORP. ENTERTAINMENT INC. SUBSIDIARIES  ADJUSTMENTS  CONSOLIDATED
                                                   ------------------- ------------------ ------------  -----------  ------------
                                                                                (AMOUNTS IN THOUSANDS)
BALANCE SHEET
ASSETS
Cash and cash equivalents ...................          $    (126)          $   1,706       $   5,271     $      --    $  6,851
Accounts receivable, net ....................                192                  69          68,410            --      68,671
Investment in films and television programs .                 --                  --         177,689            --     177,689
Property and equipment ......................                322               2,137          25,850            --      28,309
Goodwill ....................................                 --                  --          32,327            --      32,327
Other assets ................................              4,665               5,984          22,795        (6,600)     26,844
Investment in subsidiaries ..................            145,340              97,216              --      (242,556)         --
                                                       ---------           ---------       ---------     ---------    --------
                                                       $ 150,393           $ 107,112       $ 332,342     $(249,156)   $340,691
                                                       =========           =========       =========     =========    ========
LIABILITIES AND SHAREHOLDERS' EQUITY
 (DEFICIENCY)
Bank loans ..................................          $  16,761           $ 108,584              --     $      --    $125,345
Accounts payable and accrued liabilities ....                898               5,345          27,555            --      33,798
Film obligations ............................                 --                  --          67,383            --      67,383
Production loans ............................                 --                  --           1,273            --       1,273
Debt ........................................             11,233                  --          13,353            --      24,586
Deferred revenue ............................                 --                  --          16,019            --      16,019
Future income taxes .........................             (1,630)                 --           2,254            --         624
Intercompany payables (receivables) .........            (42,917)            (67,164)        121,314       (11,233)         --
Intercompany equity .........................             94,385              93,217         146,454      (334,056)         --
Preferred shares ............................             28,031                  --              --            --      28,031
Shareholders' equity (deficiency) ...........             43,632             (32,870)        (63,263)       96,133      43,632
                                                       ---------           ---------       ---------     ---------    --------
                                                       $ 150,393           $ 107,112       $ 332,342     $(249,156)   $340,691
                                                       =========           =========       =========     =========    ========

                                                                             YEAR ENDED MARCH 31, 2003
                                                   ---------------------------------------------------------------------------
                                                    LIONS GATE     LIONS GATE
                                                  ENTERTAINMENT  ENTERTAINMENT      OTHER        CONSOLIDATING     LIONS GATE
                                                     CORP.            INC.       SUBSIDIARIES     ADJUSTMENTS     CONSOLIDATED
                                                     -----            ----       ------------     -----------     ------------
                                                                              (AMOUNTS IN THOUSANDS)
STATEMENT OF OPERATIONS
REVENUES ....................................       $ 1,135        $     --        $ 264,278       $   (499)       $ 264,914
EXPENSES:
  Direct operating ..........................            --              --          133,922             --          133,922

                         LIONS GATE ENTERTAINMENT CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Distribution and marketing ................            --              --           87,403              --           87,403
  General and administration ................         2,895           8,803           18,068            (499)          29,267
  Depreciation ..............................           157             370            1,319              --            1,846
                                                    -------        --------        ---------        --------        ---------
  Total expenses ............................         3,052           9,173          240,712            (499)         252,438
                                                    -------        --------        ---------        --------        ---------
OPERATING INCOME (LOSS) .....................        (1,917)         (9,173)          23,566              --           12,476
                                                    -------        --------        ---------        --------        ---------
OTHER EXPENSES:
  Interest ..................................           505           6,380            2,049              --            8,934
  Interest rate swaps mark-to-market ........            --           3,163               --              --            3,163
                                                    -------        --------        ---------        --------        ---------
  Total other expenses ......................           505           9,543            2,049              --           12,097
                                                    -------        --------        ---------        --------        ---------
INCOME (LOSS) BEFORE ITEMS RELATED TO
EQUITY METHOD INVESTEES AND INCOME TAXES ....        (2,422)        (18,716)          21,517              --              379
Gain on sale of equity interests ............            --              --           (2,131)             --           (2,131)
Other equity interests ......................          (999)        (18,403)           2,112          19,402            2,112
                                                    -------        --------        ---------        --------        ---------
INCOME BEFORE INCOME TAXES ..................        (1,423)           (313)          21,536         (19,402)             398
Income tax provision (benefit) ..............            --               9            1,812              --            1,821
                                                    -------        --------        ---------        --------        ---------
NET INCOME (LOSS) ...........................       $(1,423)       $   (322)       $  19,724        $(19,402)       $  (1,423)
                                                    =======        ========        =========        ========        =========

                                                                            YEAR ENDED MARCH 31, 2003
                                                   -------------------------------------------------------------------------
                                                    LIONS GATE     LIONS GATE
                                                  ENTERTAINMENT   ENTERTAINMENT     OTHER      CONSOLIDATING     LIONS GATE
                                                      CORP.           INC.       SUBSIDIARIES   ADJUSTMENTS     CONSOLIDATED
                                                      -----           ----       ------------   -----------     ------------
                                                                             (AMOUNTS IN THOUSANDS)
STATEMENT OF CASH FLOWS
NET CASH FLOWS PROVIDED BY OPERATING
 ACTIVITIES .................................       $ 3,915          $ 9,724        $ 3,851        $ --          $ 17,490
                                                    -------          -------        -------        ----          --------
FINANCING ACTIVITIES:
  Dividends paid on Series A preferred
   shares ...................................        (1,584)              --             --          --            (1,584)
  Financing fees paid .......................           (16)            (150)            --          --              (166)
  Decrease in bank loans ....................        (8,069)          (8,000)            --          --           (16,069)
  Decrease in production loans ..............            --               --         (4,218)         --            (4,218)
  Decrease in debt ..........................            --               --           (811)         --              (811)
                                                    -------          -------        -------        ----          --------
NET CASH FLOWS USED IN FINANCING ACTIVITIES..        (9,669)          (8,150)        (5,029)         --           (22,848)
                                                    -------          -------        -------        ----          --------
INVESTING ACTIVITIES:
 Cash received from investment in Mandalay
  Pictures, LLC .............................            --               --          6,634          --             6,634
 Purchase of property and equipment .........            (3)          (1,270)          (521)         --            (1,794)
                                                    -------          -------        -------        ----          --------
NET CASH FLOWS PROVIDED BY (USED IN) INVESTING
 ACTIVITIES .................................            (3)          (1,270)         6,113          --             4,840
                                                    -------          -------        -------        ----          --------
NET CHANGE IN CASH AND CASH EQUIVALENTS .....        (5,757)             304          4,935          --              (518)
FOREIGN EXCHANGE EFFECT ON CASH .............         4,980              162         (4,283)         --               859
CASH AND CASH EQUIVALENTS -- BEGINNING OF
 YEAR .......................................           651            1,240          4,619          --             6,510
                                                    -------          -------        -------        ----          --------
CASH AND CASH EQUIVALENTS -- END OF YEAR ....       $  (126)         $ 1,706        $ 5,271        $ --          $  6,851
                                                    =======          =======        =======        ====          ========

                                                                                    YEAR ENDED MARCH 31, 2003
                                                           ---------------------------------------------------------------------
                                                            LIONS GATE                                                LIONS GATE
                                                           ENTERTAINMENT   LIONS GATE       OTHER     CONSOLIDATING  CONSOLIDATED
                                                               CORP.      ENTERTAINMENT  SUBSIDIARIES  ADJUSTMENTS       INC.
                                                               -----      -------------  ------------  -----------       ----
                                                                                     (AMOUNTS IN THOUSANDS)
RECONCILIATION OF NET INCOME (LOSS) TO CANADIAN GAAP
AS REPORTED UNDER U.S. GAAP..............................    $ (1,423)      $   (322)      $ 19,724    $ (19,402)     $ (1,423)
Adjustment for capitalized pre- operating costs..........        (614)          (614)          (614)       1,228          (614)
Interest rate swaps mark-to-market.......................       3,163          3,163             --       (3,163)        3,163
                                                             --------       --------       --------    ----------     --------
NET INCOME UNDER CANADIAN GAAP...........................    $  1,126       $  2,227       $ 19,110    $ (21,337)     $  1,126
                                                             ========       ========       ========    =========      ========


                                                                                       AS OF MARCH 31, 2003
                                                              ---------------------------------------------------------------------
                                                              LIONS GATE     LIONS GATE
                                                             ENTERTAINMENT  ENTERTAINMENT    OTHER     CONSOLIDATING    LIONS GATE
                                                                 CORP.          INC.      SUBSIDIARIES  ADJUSTMENTS    CONSOLIDATED
                                                                 -----          ----      ------------  -----------    ------------
                                                                                      (AMOUNTS IN THOUSANDS)
RECONCILIATION OF SHAREHOLDERS' EQUITY (DEFICIENCY) TO
  CANADIAN GAAP
AS REPORTED UNDER U. S. GAAP..............................    $  43,632      $ (32,870)    $ (63,263)    $  96,133      $  43,632
Adjustment for capitalized pre- operating costs...........          614            614           614        (1,228)           614
Interest rate swaps mark-to-market........................        3,163          3,163           --         (3,163)         3,163
Accounting for business combinations......................        1,145          1,145         1,145        (2,290)         1,145
Accounting for income taxes...............................       (1,900)            --        (1,900)        1,900         (1,900)
Reclassification of Series A preferred shares to
  shareholders' equity ...................................       28,031             --            --            --         28,031
Other comprehensive income................................           32             32            32           (64)            32
                                                              ---------      ---------     ---------     ---------      ---------
SHAREHOLDERS' EQUITY (DEFICIENCY) UNDER CANADIAN GAAP.....    $  74,717      $ (27,916)    $ (63,372)    $  91,288      $  74,717
                                                              =========      =========     =========     =========      =========

                         LIONS GATE ENTERTAINMENT CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                     YEAR ENDED MARCH 31, 2002
                                                              --------------------------------------------------------------------
                                                                LIONS GATE     LIONS GATE
                                                              ENTERTAINMENT   ENTERTAINMENT    OTHER     CONSOLIDATING  LIONS GATE
                                                                 CORP.            INC.      SUBSIDIARIES  ADJUSTMENTS  CONSOLIDATED
                                                                 -----            ----      ------------  -----------  ------------
                                                                                      (AMOUNTS IN THOUSANDS)
STATEMENT OF OPERATIONS
REVENUES...................................................   $   2,298         $      --     $ 232,979    $    (507)   $ 234,770
EXPENSES:
  Direct operating.........................................          --                --       133,051           --      133,051
  Distribution and marketing...............................          --                --        73,763           --       73,763
  General and administration...............................       3,294             5,384        23,863         (507)      32,034
  Depreciation.............................................         212                25         1,255           --        1,492
                                                              ---------         ---------     ---------    ---------    ---------
 Total expenses............................................       3,506             5,409       231,932         (507)     240,340
                                                              ---------         ---------     ---------    ---------    ---------
OPERATING INCOME (LOSS)....................................      (1,208)           (5,409)        1,047           --       (5,570)
                                                              ---------         ---------     ---------    ---------    ---------
OTHER (INCOME) EXPENSES:
  Interest.................................................      (1,696)            4,893         5,238           --        8,435
  Other expenses...........................................         121                --         1,230           --        1,351
  Minority interests.......................................          --                --            91           --           91
                                                              ---------         ---------     ---------    ---------    ---------
   Total other (income) expenses...........................      (1,575)            4,893         6,559           --        9,877
                                                              ---------         ---------     ---------    ---------    ---------
INCOME (LOSS) BEFORE ITEMS RELATING TO EQUITY METHOD
  INVESTEES AND INCOME TAXES...............................         367           (10,302)       (5,512)          --      (15,447)
Write-down of equity interests.............................          --                --        24,052           --       24,052
Gain on dilution of equity interests.......................          --                --        (2,186)          --       (2,186)
Other equity interests.....................................      43,638            39,353         6,019      (82,991)       6,019
                                                              ---------         ---------     ---------    ---------    ---------
LOSS BEFORE INCOME TAXES...................................     (43,271)          (49,655)      (33,397)      82,991      (43,332)
Income tax benefit.........................................          --                --           (61)          --          (61)
                                                              ---------         ---------     ---------    ---------    ---------
NET LOSS...................................................   $ (43,271)        $ (49,655)    $ (33,336)   $  82,991    $ (43,271)
                                                              =========         =========     =========    =========    =========

                                                                                        YEAR ENDED MARCH 31, 2002
                                                                --------------------------------------------------------------------
                                                                 LIONS GATE     LIONS GATE
                                                                ENTERTAINMENT  ENTERTAINMENT     OTHER    CONSOLIDATING  LIONS GATE
                                                                    CORP.          INC.      SUBSIDIARIES  ADJUSTMENTS  CONSOLIDATED
                                                                    -----          ----      ------------  -----------  ------------
                                                                                         (AMOUNTS IN THOUSANDS)
STATEMENT OF CASH FLOWS
NET CASH FLOWS USED IN OPERATING ACTIVITIES...................    $ (2,754)     $ (38,550)    $    (434)     $ --        $ (41,738)
                                                                  --------      ---------     ---------      ----        ---------
FINANCING ACTIVITIES:
  Issuance of common shares...................................         137             --            --        --              137
  Dividends paid on Series A preferred shares.................        (883)            --            --        --             (883)
  Financing fees paid.........................................        (242)          (997)           --        --           (1,239)
  Increase (decrease) in bank loans...........................       1,631         41,150          (615)       --           42,166
  Decrease in production loans................................          --             --           (62)       --              (62)
  Increase (decrease) in long-term debt.......................        (346)            --           415        --               69
                                                                  --------      ---------     ---------      ----        ---------
NET CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES.....         297         40,153          (262)       --           40,188
                                                                  --------      ---------     ---------      ----        ---------
INVESTING ACTIVITIES:

  Cash received from investment in Mandalay Pictures, LLC.....          --             --         5,362        --            5,362
  Acquisition of Eaton Entertainment, LLC, net of cash
   acquired...................................................          --             --           472        --              472
 Purchase of property and equipment...........................         172         (1,263)       (2,119)       --           (3,210)
                                                                  --------      ---------     ---------      ----        ---------
NET CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES.....         172         (1,263)        3,715        --            2,624
                                                                  --------      ---------     ---------      ----        ---------
NET CHANGE IN CASH AND CASH EQUIVALENTS.......................      (2,285)           340         3,019        --            1,074
FOREIGN EXCHANGE EFFECT ON CASH...............................        (884)           (32)         (300)       --           (1,216)
CASH AND CASH EQUIVALENTS -- BEGINNING OF YEAR................       3,820            932         1,900        --            6,652
                                                                  --------      ---------     ---------      ----        ---------
CASH AND CASH EQUIVALENTS -- END OF YEAR......................    $    651      $   1,240     $   4,619      $ --        $   6,510
                                                                  ========      =========     =========      ====        =========

                         LIONS GATE ENTERTAINMENT CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                         YEAR ENDED MARCH 31, 2002
                                                              --------------------------------------------------------------------
                                                                 LIONS GATE     LIONS GATE
                                                                ENTERTAINMENT  ENTERTAINMENT     OTHER    CONSOLIDATING  LIONS GATE
                                                                    CORP.          INC.      SUBSIDIARIES  ADJUSTMENTS  CONSOLIDATED
                                                                    -----          ----      ------------  -----------  ------------
                                                                                          (AMOUNTS IN THOUSANDS)
RECONCILIATION OF NET LOSS TO CANADIAN GAAP
AS REPORTED UNDER U.S. GAAP...................................   $ (43,271)     $ (49,655)    $ (33,336)   $  82,991     $ (43,271)
Accounting for capitalized pre- operating costs -- Mandalay...      (3,074)        (3,074)       (3,074)       6,148        (3,074)
Adjustment for capitalized pre- operating costs...............        (614)          (614)         (614)       1,228          (614)
                                                                 ---------      ---------     ---------    ---------     ---------
NET LOSS UNDER  CANADIAN GAAP.................................   $ (46,959)     $ (53,343)    $ (37,024)   $  90,367     $ (46,959)
                                                                 =========      =========     =========    =========     =========

23.   SUBSEQUENT EVENTS (UNAUDITED)

      U.S. GAAP. On March 29, 2004, the new British Columbia Business Corporations Act came into force, which allows the Company to prepare its financial statements either under Canadian or U.S. GAAP. The Company has elected to prepare financial statements under U.S. GAAP commencing April 1, 2004. The Company must disclose and quantify material differences with Canadian GAAP in its interim and annual financial statements for the next two years. The effect of adopting U.S. GAAP as at March 31, 2004 on the Company's net income (loss) and shareholders' equity is included in note 20.

      CinemaNow. In July 2004, we purchased $0.2 million Series D Convertible Preferred Shares as part of an $11 million round of financing secured by CinemaNow. The round of financing decreased our voting and economic interests from approximately 54% to 30%.

      Stock-Based Compensation Plan. On September 14, 2004, the shareholders approved the 2004 Performance Incentive Plan that provides for the issue of 2.0 million common shares of the Company to eligible employees, directors, officers and other eligible persons of the Company and its affiliates.

      Exercise of warrants. Subsequent to March 31, 2004, 2,168,350 warrants were exercised and the Company issued 2,168,350 common shares and received proceeds of $10.8 million. In December 2004, the Company amended the outstanding warrants to allow the holders, at their option, to exercise by cashless exercise. During December 2004, an additional 1,993,250 warrants were exercised by cashless exercise resulting in the issuance of 1,052,517 common shares. Any remaining warrants expired January 1, 2005 and therefore no warrants are outstanding.

      Convertible Senior Subordinated Notes. On October 4, 2004, Lions Gate Entertainment Inc., a wholly owned subsidiary of the Company, sold $150.0 million of 2.9375% Convertible Senior Subordinated Notes ("2.9375% Notes") with a maturity date of October 15, 2024. The Company received $146.0 million of net proceeds, after paying placement agents' fees. The Company estimated offering expenses to be $0.5 million. The 2.9375% Notes are convertible, at the option of the holder, at any time prior to maturity, upon satisfaction of one of the conversion contingencies into common shares of Lions Gate Entertainment Corp. at a conversion rate of 86.9565 shares per $1,000 principal amount of the 2.9375% Notes, which is equal to a conversion price of approximately $11.50 per share. The Company used the net proceeds for repayment of outstanding indebtedness under the existing U.S. dollar revolving credit facility and term loan, and may also use the net proceeds for other general business purposes, which may include the financing of a portion of any future acquisitions.

      Credit Facility. The Company repaid $60 million of the term loan with the revolving credit facility on September 30, 2004, thereby reducing the term loan to $75 million. On December 31, 2004, the Company repaid the $75 million term loan in full with the revolving credit facility. Therefore, at December 31, 2004 only the revolving credit facility remains.